                               PURCHASE AGREEMENT


                                      AMONG


                      ING AMERICA INSURANCE HOLDINGS, INC.


                         PENNCORP FINANCIAL GROUP, INC.,


                  PACIFIC LIFE AND ACCIDENT INSURANCE COMPANY,


                       MARKETING ONE FINANCIAL CORPORATION


                                       AND

                               MARKETING ONE, INC.





                             DATED FEBRUARY 21, 1999

                                TABLE OF CONTENTS


                                                                                                      PAGE
                                                                                                      ----

ARTICLE I             DEFINITIONS.......................................................................2

         SECTION 1.1.            Definitions............................................................2

         SECTION 1.2.            Other Definitions......................................................5

ARTICLE II            THE ACQUISITION...................................................................8

         SECTION 2.1.            Purchase and Sale of Shares and Marketing One
                                 Assets.................................................................8

         SECTION 2.2.            Consideration for the Shares and Marketing One
                                 Assets.................................................................8

ARTICLE III           REPRESENTATIONS AND WARRANTIES OF SELLERS.........................................8

         SECTION 3.1.            Organization and Qualification.........................................9

         SECTION 3.2.            Authorization.........................................................10

         SECTION 3.3.            No Violation..........................................................10

         SECTION 3.4.            Capitalization of the Target Companies................................11

         SECTION 3.5.            No Other Subsidiaries.................................................12

         SECTION 3.6.            Consents and Approvals................................................13

         SECTION 3.7.            Financial Statements..................................................13

         SECTION 3.8.            Absence of Undisclosed Liabilities....................................15

         SECTION 3.9.            Absence of Certain Changes............................................15

         SECTION 3.10.           Litigation............................................................16

         SECTION 3.11.           Property; Liens and Encumbrances......................................17

SECTION 3.12A.        Investment Assets................................................................18

         SECTION 3.12.           Certain Agreements....................................................19

         SECTION 3.13.           Target  Employees.....................................................20

         SECTION 3.14.           Taxes.................................................................22

         SECTION 3.15.           Compliance with Applicable Law; Permits; Policies.....................26

         SECTION 3.16.           Brokers' Fees and Commissions.........................................28

         SECTION 3.17.           Proprietary Rights....................................................28

         SECTION 3.18.           Insurance.............................................................29

         SECTION 3.19.           Environmental Matters.................................................29

                                TABLE OF CONTENTS
                                   (CONTINUED)


                                                                                                      PAGE
                                                                                                      ----




         SECTION 3.20.           Books and Records.....................................................31

         SECTION 3.21.           Bank Accounts.........................................................31

         SECTION 3.22.           Insurance and Reinsurance.............................................31

         SECTION 3.23.           Labor Matters.........................................................33

         SECTION 3.24.           Year 2000 Compliance..................................................34

         SECTION 3.25.           Financial Condition...................................................35

ARTICLE IV            REPRESENTATIONS AND WARRANTIES OF BUYER..........................................36

         SECTION 4.1.            Organization; Qualifications and Operations...........................36

         SECTION 4.2.            Authorization.........................................................36

         SECTION 4.3.            No Violation..........................................................36

         SECTION 4.4.            Consents and Approvals................................................37

         SECTION 4.5.            Brokers' Fees and Commissions.........................................37

         SECTION 4.6.            Purchase for Investment...............................................37

         SECTION 4.7.            Financing.............................................................37

         SECTION 4.8.            No Assets of Benefit Plan.............................................37

ARTICLE V             COVENANTS........................................................................37

         SECTION 5.1.            Conduct of Business Prior to the Closing..............................37

         SECTION 5.2.            Access to Information.................................................39

         SECTION 5.3.            HSR Act Filings.......................................................40

         SECTION 5.4.            Regulatory Approvals..................................................40

         SECTION 5.5.            All Reasonable Efforts................................................41

         SECTION 5.6.            Public Announcements..................................................41

         SECTION 5.7.            Disclosure Supplements; Updated Financial
                                 Information...........................................................41

         SECTION 5.8.            No Implied Representations or Warranties..............................42

         SECTION 5.9.            Employment and Employee Benefits......................................42

         SECTION 5.10.           Nonsolicitation.......................................................46

         SECTION 5.11.           Acquisition Proposals.................................................46

         SECTION 5.12.           Tax Matters...........................................................46

                                TABLE OF CONTENTS
                                   (CONTINUED)



                                                                                                      PAGE
                                                                                                      ----


         SECTION 5.13.           Intercompany Accounts and Agreements..................................56

         SECTION 5.14.           Use of Name and Intellectual Property.................................56

         SECTION 5.15.           Pre-Closing Reorganization............................................56

         SECTION 5.16.           Confidentiality and Noncompetition....................................57

         SECTION 5.17.           Purchase of Certain Residential Mortgages; BA
                                 Assets................................................................58

         SECTION 5.18.           Insurance.............................................................60

ARTICLE VI            CLOSING CONDITIONS...............................................................60

         SECTION 6.1.            Conditions to the Obligations of Buyer under this
                                 Agreement.............................................................60

         SECTION 6.2.            Conditions to the Obligations of Seller under this
                                 Agreement.............................................................61

ARTICLE VII           CLOSING..........................................................................62

         SECTION 7.1.            Closing...............................................................62

ARTICLE VIII          SURVIVAL AND INDEMNIFICATION.....................................................62

         SECTION 8.1.            Survival of Representations, Warranties and
                                 Covenants.............................................................62

         SECTION 8.2.            Limitations on Liability..............................................63

         SECTION 8.3.            Indemnification.......................................................65

         SECTION 8.4.            Defense of Claims.....................................................66

         SECTION 8.5.            Adjustment to Purchase Price..........................................68

         SECTION 8.6.            Exclusive Remedy......................................................68

ARTICLE IX            TERMINATION AND ABANDONMENT......................................................69

         SECTION 9.1.            Termination...........................................................69

         SECTION 9.2.            Procedure and Effect of Termination...................................71

ARTICLE X             MISCELLANEOUS PROVISIONS.........................................................71

         SECTION 10.1.           Amendment and Modification............................................71

         SECTION 10.2.           Waiver of Compliance; Consents........................................71

         SECTION 10.3.           Severability..........................................................72

         SECTION 10.4.           Expenses and Obligations..............................................72

                                TABLE OF CONTENTS
                                   (CONTINUED)


                                                                                                      PAGE
                                                                                                      ----

         SECTION 10.5.           Parties in Interest...................................................72

         SECTION 10.6.           Notices...............................................................72

         SECTION 10.7.           Governing Law.........................................................73

         SECTION 10.8.           Counterparts..........................................................73

         SECTION 10.9.           Headings..............................................................73

         SECTION 10.10.          Entire Agreement......................................................73

         SECTION 10.11.          Assignment............................................................74

         SECTION 10.12.          Specific Performance..................................................74




Annex A  Disclosure Schedule

Annex B  Marketing One Assets

Annex C  Term Sheet for Transition Services Agreement

                               PURCHASE AGREEMENT


         PURCHASE AGREEMENT (this "Agreement"), dated February 21, 1999, by and among ING America Insurance Holdings, Inc., a Delaware corporation ("Buyer"), PennCorp Financial Group, Inc., a Delaware corporation ("PennCorp"), Pacific Life and Accident Insurance Company, a Texas corporation ("PLAC"), Marketing One Financial Corporation, a Delaware corporation ("Marketing One Financial"), Marketing One, Inc., a Nevada corporation ("Marketing One" and together with Marketing One Financial, PennCorp and PLAC, "Sellers").

                                    RECITALS:

         WHEREAS, PennCorp is the record and beneficial owner of all of the outstanding shares of common stock, par value $0.01 per share, of UC Mortgage Corp., a Delaware corporation ("UC");

         WHEREAS, PLAC is the record and beneficial owner of all of the outstanding shares of common stock, par value $2.00 per share, of United Life & Annuity Insurance Company, a Texas corporation ("United Life");

         WHEREAS, PLAC is a wholly-owned subsidiary of PennCorp;

         WHEREAS, Marketing One Financial is the record and beneficial owner of all of the outstanding shares of common stock, par value $0.0001 per share, of CyberLink Development Inc., a Delaware corporation ("CyberLink");

         WHEREAS, Marketing One Financial is a wholly-owned subsidiary of United Life;

         WHEREAS, Marketing One is a wholly-owned subsidiary of Marketing One Financial;

         WHEREAS, subject to the terms and conditions set forth herein, Sellers desire to sell to Buyer, and Buyer desires to purchase from Sellers, all of the issued and outstanding shares of common stock of UC (the "UC Shares"), all of the issued and outstanding shares of common stock of United Life (the "United Life Shares"), and all of the issued and outstanding shares of common stock of CyberLink (the "CyberLink Shares," and together with the UC Shares and the United Life Shares, the "Shares"), and those assets of Marketing One (the "Marketing One Assets") identified on Annex B hereto pursuant to an Asset Assignment Agreement to be executed by and between Buyer and Marketing One in a form reasonably satisfactory to Buyer and Marketing One (and their legal counsel) (the "Asset Assignment Agreement") on the Closing Date.

         NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

SECTION 1.1. Definitions. For purposes of this Agreement, the term:

         (a) "affiliate" means as to a specified Person any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the specified Person.

         (b) "Annual Statements" means, with respect to a referenced Person, the annual statement of such Person filed with or submitted to the insurance regulatory authority in the jurisdiction in which such Person is domiciled on forms prescribed or permitted by such authority.

         (c) "Business Day" means any day that is not a Saturday, Sunday or other day on which banking institutions in the city of New York, New York are authorized or required by law or executive order to be closed.

         (d) "Code" means the Internal Revenue Code of 1986, as amended (including any successor code), and the rules and regulations promulgated thereunder.

         (e) "Commission" means the Securities and Exchange Commission.

         (f) "Defined Prospects" means the prospects of CyberLink as described in Section 1.1(f) of the Disclosure Schedule.

         (g) "Disclosure Schedule" means the Disclosure Schedule attached hereto as Annex A.

         (h) "Environmental Laws" means all applicable federal, state or local laws (including but not limited to federal and state common law), statutes, codes, rules or regulations relating to the environment, natural resources, and pollution including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9601 et seq. ("CERCLA"), the Hazardous Materials Transportation Act, 49 U.S.C. ss. 1801 et seq. ("HMTA"), the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901 et seq. ("RCRA"), the Federal Water Pollution Control Act, 33 U.S.C. ss. 1251 et seq ("FWPCA"), the Clean Air Act, 42 U.S.C. ss. 7401 et seq. ("CAA"), and/or the Toxic Substances Control Act, 15 U.S.C. ss. 2601 et seq. ("TSCA"), the Oil Pollution act of 1990, 33 U.S.C. ss. 2701 et seq., as such laws have been amended or supplemented, and any similar or analogous foreign, state, local or county laws or regulations to the extent applicable.

         (i) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         (j) "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity (including, without limitation, the NASD) exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         (k) "Hazardous Materials" means (i) any wastes, substances, or materials which are defined as "hazardous material," "hazardous waste," "hazardous substance," "toxic material" or other similar designations in, or otherwise subject to regulation under, any applicable Environmental Laws; (ii) petroleum or petroleum byproducts; (iii) friable asbestos and/or any material which contains friable asbestos; and (iv) electrical equipment containing polychlorinated biphenyls ("PCBs") in excess of 50 parts per million.

         (l) "Investment Asset Schedule" shall mean that certain Schedule of Investment Assets referred to in the definition of "Investment Assets" below.

         (m) "Investment Assets" shall mean those investment assets (including "market risk sensitive instruments") of United Life (including each of its separate accounts) set forth in the Schedule of Investment Assets, dated January 31, 1999, previously delivered by Sellers to Buyer and certified by the controller of United Life as a true and complete schedule of the investment assets of United Life (including each of its separate accounts) as of the date thereof. For purposes of the Investment Asset Schedule, the term "market risk sensitive instrument" shall have the meaning given such term under Item 305 of Regulation S-K under the U.S. federal securities laws, including without limitation any security commonly referred to as a "derivative security." For these purposes, a derivative security includes any future, option, repurchase, reverse repurchase, rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction or currency option.

         (n) "Lien" means any charge, claim, community property interest, condition, encumbrance, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including without limitation any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

         (o) "Losses" means any and all demands, claims, complaints, actions or causes of action, suits, proceedings, investigations, arbitrations, assessments, losses, damages, liabilities, obligations (including those arising out of any action, such as any settlement or compromise thereof or judgment or award therein) and any reasonable costs and expenses, including attorneys' and other advisors' fees and disbursements.

         (p) "Material Adverse Effect" means (i) a material adverse effect with respect to the business, results of operations or financial condition of the Target Companies, taken as a whole, provided, however, that (A) no event or occurrence, or the results thereof, relating to or attributable to the United Companies Financial Corporation Agreements and (B) no effect with respect to the Target Companies attributable to attrition of Target Employees, shall be considered in determining whether or not a Material Adverse Effect has occurred or otherwise exists, or (ii) a material adverse effect with respect to the Defined Prospects of CyberLink taken individually, provided, however, that no Material Adverse Effect shall be deemed to have occurred with respect to CyberLink as a result of any one or more employees dedicated to CyberLink ceasing to be so employed after the date hereof; provided that neither Sellers nor their affiliates shall terminate any such employee without the prior consent of Buyer.

         (q) "NASD" shall mean the National Association of Securities Dealers, Inc.

         (r) "Person" means an individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization or, as applicable, any other entity.

         (s) "Release" means any emission, spill, seepage, leak, escape, leaching, discharge, injection, pumping, pouring, emptying, dumping, disposal, release, or threatened release of Hazardous Materials into the environment.

         (t) "SAP" means the statutory accounting practices required or permitted by the National Association of Insurance Commissioners or the insurance regulatory authority in the jurisdiction of domicile of the referenced Person, consistently applied throughout the specified period.

         (u) "Subsidiary" means, as to any Person, any other Person of which at least a majority of the outstanding shares or other equity interests having ordinary voting power for the election of directors or comparable managers of such Person is owned, directly or indirectly, by the referenced Person.

         (v) "Target Capital and Surplus" means the amount equal to $99.6 million minus the sum of the following items: (i) the amount of reserves relating to litigation reflected on the 1998 Annual Statement of United Life (the "Litigation Reserves"), plus (ii) $150,000.

         (w) "Target Companies" means UC, United Life, United Variable Services, and CyberLink.

         (x) "Target Employees" shall mean those persons who primarily render services to or on behalf of UC, the United Life Companies and the Subsidiaries of the United Life Companies, as set forth in Section 3.13(a) of the Disclosure Schedule.

         (y) "Taxes" means any and all federal, state, local, foreign and other taxes, levies, fees, imposts, duties and similar governmental charges (including any interest, penalties or additions to tax imposed in connection therewith or with respect thereto), including, without limitation, taxes imposed on or with respect to, or measured by, income, franchise, profits or gross receipts, ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, employment, social security, unemployment, compensation, utility, severance, production, excise, stamp, occupation, premium, windfall profits, transfer and gains taxes, and customs duties.

         (z) "Tax Returns" means any report, return or statement required to be supplied to a taxing authority in connection with Taxes.

         (aa) "United Companies Financial Corporation Agreements" means (i) that certain Master Loan Sale Agreement, dated as of July 24, 1996, by and among United Life (formerly United Companies Life Insurance Company), United Companies Lending Corporation, Southern Mortgage Acquisition, Inc., Unicor Mortgage, Inc., Ginger Mae, Inc., United Companies Lending Group, Inc. and United Companies Mortgage of Tennessee, Inc., (ii) that certain Revision Agreement, dated as of May 30, 1997, by and among United Companies Financial Corporation, PennCorp and PLAC, and (iii) that certain Servicing Agreement, dated as of July 24, 1996, by and between United Life (formerly United Companies Life Insurance Company) and United Companies Lending Corporation, as each of the foregoing has been amended or supplemented through the date hereof.

         (bb) "United Life Companies" means United Life, United Variable Services, Marketing One Financial, Marketing One and CyberLink.

         (cc) "United Variable Services" means United Variable Services, Inc., an Oregon corporation and wholly-owned subsidiary of United Life.

         (dd) "WARN" means the Worker Adjustment and Retraining Notification Act of 1988 and any similar state or local "plant closing" statute.

    SECTION 1.2. Other Definitions. When used in this Agreement, the following terms shall have the meanings ascribed to them in the Sections noted below:



                  Term                                                 Defined in
                  ----                                                 ----------
                  1998 Audited Financial Statements                    Section 5.7(b)
                  Acquisition                                          Section 6.1
                  Acquisition Proposal                                 Section 5.11
                  Agreement                                            Preamble
                  Allocation Agreement                                 Section 5.12(u)
                  American Amicable Dividend                           Section 5.15(b)
                  Ancillary Agreements                                 Section 3 .2
                  Asset Assignment Agreement                           Recitals
                  Audited Financial Statements                         Section 3.7(c)
                  BA Assets                                            Section 5.17(c)


                  Benefit Contracts                                    Section 3.22(f)
                  Benefit Plans                                        Section 3.13(b)
                  Bidder Agreements                                    Section 5.16(a)
                  Buyer                                                Preamble
                  Buyer Ancillary Agreements                           Section 4.2
                  Buyer Material Adverse Effect                        Section 4.1
                  CERCLIS                                              Section 3.19(c)
                  Claim                                                Section 5.12(z)
                  Closing                                              Section 7.1
                  Closing Date                                         Section 7.1
                  Computation                                          Section 5.12(u)
                  CyberLink                                            Recitals
                  CyberLink Shares                                     Recitals
                  Designated Employees                                 Section 5.9(a)
                  Determination                                        Section 5.12(c)
                  Direct Claim                                         Section 8.4(d)
                  Dispute Resolution Statement                         Section 8.2(c)
                  DOJ                                                  Section 3.6
                  Employee Plans                                       Section 3.22(g)
                  ERISA                                                Section 3.13(b)
                  ERISA Affiliate                                      Section 3.13(e)
                  Existing Litigation                                  Section 8.1
                  Final Noncurrent Loan Schedule                       Section 5.17(a)
                  Financial Statements                                 Section 3.7(d)
                  Fourth Quarter Earnings                              Section 5.15(c)
                  GAAP                                                 Section 3.7(c)
                  HSR Act                                              Section 3.6
                  Identified Statements                                Section 8.2(c)
                  Indemnifiable Losses                                 Section 8.2(a)(iv)
                  Indemnifying Party                                   Section 8.2(a)(iii)
                  Indemnitee                                           Section 8.2(a)(ii)
                  Indemnity Payment                                    Section 8.2(a)(i)
                  Intellectual Property                                Section 3.17(a)
                  Licensed Intellectual Property                       Section 3.17(a)
                  Licensed Software                                    Section 3.17(b)
                  Litigation                                           Section 3.10
                  MADSP                                                Section 5.12(u)
                  Marketing One                                        Preamble
                  Marketing One Assets                                 Recitals
                  Marketing One Financial                              Preamble
                  Marketing One Liability                              Section 8.1(b)
                  Material Contract                                    Section 3.12
                  MEC                                                  Section 3.22(e)
                  Multiemployer Plan                                   Section 3.13(b)
                  Neutral Auditors                                     Section 5.12(u)


                  Noncurrent Loans                                     Section 5.17(a)
                  Noncurrent Residential Mortgage                      Section 5.17(a)
                  Nonresidential Mortgage                              Section 5.17(a)
                  Other Departments                                    Section 3.7(a)(ii)
                  Owned Intellectual Property                          Section 3.17(a)
                  Owned Properties                                     Section 3.11(b)
                  Owned Software                                       Section 3.17(b)
                  PBGC                                                 Section 3.13(e)
                  PennCorp                                             Preamble
                  Permitted Liens                                      Section 3.11(b)
                  Personal Property Lease                              Section 3.11(f)
                  PLAC                                                 Preamble
                  Post-Signing Matter                                  Section 5.7(a)
                  Pre-Closing Dividend                                 Section 5.15(c)
                  Preliminary Noncurrent Loan Schedule                 Section 5.17(a)
                  Pre-Signing Matter                                   Section 5.7(a)
                  Processes                                            Section 3.24(c)
                  Product Tax Representations                          Section 8.1(b)
                  Proprietary Rights                                   Section 3.17(d)
                  Purchase Price                                       Section 2.2
                  Quarterly Statements                                 Section 3.7(a)(iv)
                  Real Estate Assets                                   Section 3.12A(b)
                  Real Property Lease                                  Section 3.11(c)
                  Reinsurance Agreements                               Section 3.22(a)
                  Reorganization                                       Section 5.15
                  Representatives                                      Section 5.12(y)
                  Reserve Liabilities                                  Section 3.7(f)
                  Residential Mortgages                                Section 5.17(a)
                  Retained Employees                                   Section 5.9(a)
                  SAP Financial Statements                             Section 3.7(a)
                  Section 338(h)(10) Election                          Section 5.12(s)
                  Section 338 Forms                                    Section 5.12(t)
                  Section 338(h)(10) Option                            Section 5.12(s)
                  Sellers                                              Preamble
                  Seller Group                                         Section 3.14(m)
                  Shares                                               Recitals
                  Serviced Loan                                        Section 3.15(f)
                  Software                                             Section 3.17(b)
                  Tangible Personal Property                           Section 3.11(e)
                  Tax Indemnifying Party                               Section 5.12(f)
                  Tax Indemnitee                                       Section 5.12(f)
                  Third Party Accountants                              Section 8.2(c)
                  Third Party Claim                                    Section 8.2(a)
                  Transition Employees                                 Section 5.9(a)
                  Transition Services Agreement                        Section 5.17(e)



                  UC                                                   Recitals
                  UC Shares                                            Recitals
                  Unaudited UC Financial Statements                    Section 3.7(c)
                  United Life                                          Recitals
                  United Life Pro Forma Balance Sheet                  Section 5.15(c)
                  United Life Shares                                   Recitals
                  United Variable Services Shares                      Section 3.4(e)
                  Workpapers                                           Section 5.12(u)

                                   ARTICLE II

                                 THE ACQUISITION

         SECTION 2.1. Purchase and Sale of Shares and Marketing One Assets. On the terms and subject to the conditions hereof, and in reliance upon the respective representations, warranties, covenants and agreements of each of the respective parties to this Agreement, at the Closing, Sellers will sell, assign, transfer and convey to Buyer, and Buyer will purchase and acquire from Sellers, the Shares and the Marketing One Assets, in each case, free and clear of all Liens, except Liens created by Buyer and, in the case of the Marketing One Assets, except for Permitted Liens.

         SECTION 2.2. Consideration for the Shares and Marketing One Assets. The aggregate purchase price payable by Buyer shall be $152.0 million ($152,000,000) in cash (the "Purchase Price"). On the Closing Date (subject to any amounts which may be required to be paid into escrow pursuant to Section 5.17), Buyer will pay the Purchase Price by wire transfer of immediately available funds to such accounts as Sellers shall have designated in writing at least two days prior to the Closing Date. In the event the Pre-Closing Dividend shall not have been paid prior to the Closing, Buyer shall also pay to Sellers on the Closing Date an amount equal to the amount that would have been received by PLAC if the Pre-Closing Dividend had been paid, such amount to be paid by wire transfer of immediately available funds to such accounts as Sellers shall have designated in writing on the Closing Date. In the event any Target Company shall have paid a dividend, except as provided in Section 5.15 of this Agreement and except for dividends to policyholders as described in Section 3.22(a) of the Disclosure Schedule, on or after January 1, 1999 and prior to the Closing Date to any Person other than a Target Company, then the amounts payable by Buyer pursuant to the two preceding sentences shall be reduced by the amount of any such dividend.

                                  ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLERS

         PennCorp, with respect to all matters set forth in this Article III, jointly and severally represents and warrants to Buyer, PLAC, with respect only to the matters set forth in this Article III relating to itself and the United Life Companies, severally represents and warrants to Buyer, and Marketing One Financial, with respect only to the matters set forth in this Article III relating to itself, Marketing One, the Marketing One Assets and CyberLink, severally represents and warrants to Buyer, as follows:

         SECTION 3.1. Organization and Qualification.

             (a) Each of the Sellers and the Target Companies is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, with all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted. Sellers have delivered or made available to Buyer a true and complete copy of the Certificate or Articles of Incorporation and Bylaws of each of the Target Companies.

             (b) Each of the Target Companies is qualified or licensed to do business as a foreign corporation and is in good standing in every jurisdiction where the nature of the business conducted by it or the properties owned or leased by it requires such qualification or licensing, except where the failure to be so qualified, licensed or in good standing would not reasonably be expected to have a Material Adverse Effect. Section 3.1(b) of the Disclosure Schedule sets forth a true and complete list of each jurisdiction in which each Target Company is organized, qualified or licensed to do business.

             (c) United Life is licensed to write the types of insurance and other products (including fixed annuities and variable annuities) shown in
Section 3.1(c) of the Disclosure Schedule in the jurisdictions specified in such Section. Except as set forth in Section 3.1(c) of the Disclosure Schedule, (i) no such license is the subject of a proceeding for suspension or revocation or any similar proceedings, (ii) to the knowledge of Sellers, there is no pending threat of such suspension or revocation by any licensing authority and (iii) there is no fact of which Sellers are aware which Sellers reasonably believe would provide a sustainable basis for any such suspension or revocation. United Life currently is not the subject of any supervision, conservation, rehabilitation, liquidation, receivership, insolvency or other similar proceeding nor, other than as described in Section 3.1(c) of the Disclosure Schedule, is it operating under any formal or informal agreement or understanding with the licensing authority of any state or other jurisdiction which restricts its authority to do business or requires it to take, or refrain from taking, any action. The redomestication of United Life from Louisiana to Texas has been completed in accordance with the applicable laws of Texas and Louisiana and no additional approvals from any Governmental Authority is required in connection with such redomestication. All other states where United Life is licensed must be notified of the redomestication in accordance with the applicable laws of such states. United Life is not "commercially domiciled" in Louisiana or in any other state or jurisdiction other than Texas. United Life is a "life insurance company" within the meaning of Section 816 of the Code.

             (d) None of the Target Companies is, or is required to be, registered as an investment adviser under the Investment Advisers Act of 1940, as amended. United Variable Services is a registered broker-dealer under the Exchange Act and, in connection with its present business activities, is registered as a broker-dealer in each state listed in Section 3.1(d) of the Disclosure Schedule, which states represent all states in which such registration is required, except for those jurisdictions where the failure to be so registered would not have a Material Adverse Effect. The foregoing registrations are in full force and effect and United Variable Services has not received any notice of any investigation or proceeding that would result in the suspension, revocation or limitation of any such registration.

         SECTION 3.2. Authorization. Each Seller has full corporate power and authority to execute and deliver this Agreement and each other agreement contemplated hereby to be executed by such Seller (the "Ancillary Agreements") and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Agreements by Sellers, the performance by Sellers of their obligations hereunder and thereunder, and the consummation by Sellers of the transactions contemplated hereby and thereby, have been duly authorized by their respective Boards of Directors and, where applicable, their respective stockholders. No other corporate action on the part of Sellers is necessary to authorize the execution and delivery of this Agreement or the Ancillary Agreements or the consummation of the transactions contemplated hereby and thereby. This Agreement has been, and, at Closing, the Ancillary Agreements will be, duly and validly executed and delivered by each relevant Seller and constitutes, or will constitute, a valid and binding obligation of each relevant Seller, enforceable against such Seller in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

         SECTION 3.3. No Violation. Except as set forth in Section 3.3 of the Disclosure Schedule, none of the execution and delivery of this Agreement or the Ancillary Agreement by Sellers, the performance by Sellers of their obligations hereunder or thereunder or the consummation by Sellers of the transactions contemplated hereby or thereby will (a) violate, conflict with or result in any breach of any provision of the Certificate or Articles of Incorporation or Bylaws of any Seller or any of the Target Companies, (b) violate or conflict with or result in a violation or breach of, or constitute a default or give rise to any right of termination or acceleration (with or without due notice or lapse of time or both) or result in the acceleration of any payments under the terms, conditions or provisions of any note, bond, mortgage, indenture or deed of trust, license, lease or agreement to which any Seller or any of the Target Companies is a party or by which any of their assets is bound, (c) violate any order, writ, judgment, injunction, decree, statute, rule or regulation of any Governmental Authority applicable to any Seller or any of the Target Companies or any of their assets or (d) result in the creation of any

Lien upon any of the assets of the Target Companies, except in the cases of clauses (b) and (d) above, for those violations, conflicts, breaches, defaults and Liens which would not reasonably be expected to have a Material Adverse Effect or materially impair the ability of Sellers to consummate the transactions contemplated hereby.

         SECTION 3.4. Capitalization of the Target Companies.

             (a) The authorized capital stock of UC consists of 1,000 shares of common stock, par value $0.01 per share. UC has 1,000 shares of common stock issued and outstanding, all of which have been validly issued, are fully paid and non-assessable and were not issued in violation of any preemptive rights. Except as set forth in Section 3.4(a) of the Disclosure Schedule, there are no
(i) options, warrants, calls, subscriptions, conversion or other rights, agreements or commitments obligating UC to issue any additional shares of capital stock or any other securities convertible into, exchangeable for or evidencing the right to subscribe for any shares of capital stock of UC, (ii) agreements or commitments obligating UC to repurchase, redeem or otherwise acquire any shares of its capital stock, (iii) restrictions on transfer of any shares of capital stock of UC (other than pursuant to this Agreement) or (iv) voting or similar shareholder agreements relating to any shares of capital stock of UC.

             (b) The UC Shares are owned of record and beneficially by PennCorp free and clear of all Liens, except the Liens disclosed in Section 3.4(b) of the Disclosure Schedule. At Closing, good title to the UC Shares shall be conveyed to Buyer free and clear of all Liens other than those which may be created by Buyer.

             (c) The authorized capital stock of United Life consists of 4,200,528 shares of common stock, par value $2.00 per share. United Life has 4,200,528 shares of common stock issued and outstanding, all of which have been validly issued, are fully paid and non-assessable and were not issued in violation of any preemptive rights. Except as set forth in Section 3.4(c) of the Disclosure Schedule, there are no (i) options, warrants, calls, subscriptions, conversion or other rights, agreements or commitments obligating United Life to issue any additional shares of capital stock or any other securities convertible into, exchangeable for or evidencing the right to subscribe for any shares of capital stock of United Life, (ii) agreements or commitments obligating United Life to repurchase, redeem or otherwise acquire any shares of its capital stock,
(iii) restrictions on transfer of any shares of capital stock of United Life (other than pursuant to this Agreement) or (iv) voting or similar shareholder agreements relating to any shares of capital stock of United Life.

             (d) The United Life Shares are owned of record and beneficially by PLAC free and clear of all Liens. At Closing, good title to the United Life Shares shall be conveyed to Buyer free and clear of all Liens other than those which may be created by Buyer.

             (e) The authorized capital stock of United Variable Services consists of 1,000 shares of common stock, no par value. United Variable Services has 1,000 shares of common stock issued and outstanding (the "United Variable Services Shares"), all of which have been validly issued, are fully paid and non-assessable and were not issued in violation of any preemptive rights. Except as set forth in
Section 3.4(e) of the Disclosure Schedule, there are no (i) options, warrants, calls, subscriptions, conversion or other rights, agreements or commitment obligating United Variable Services to issue any additional shares of capital stock or any other securities convertible into, exchangeable for or evidencing the right to subscribe for any shares of capital stock of United Variable Services, (ii) agreements or commitments obligating United Variable Services to repurchase, redeem or otherwise acquire any shares of its capital stock, (iii) restrictions on transfer of any shares of capital stock of United Variable Services (other than pursuant to this Agreement) or (iv) voting or similar shareholder agreements relating to any shares of capital stock of United Variable Services.

             (f) The United Variable Services Shares are owned of record and beneficially by United Life, free and clear of all Liens. At Closing, good title to the United Variable Services Shares will be held by United Life free and clear of all Liens other than those which may be created by Buyer.

             (g) The authorized capital stock of CyberLink consists of 1,000 shares of common stock, par value $0.0001 per share. CyberLink has 100 shares of common stock issued and outstanding, all of which have been validly issued, are fully paid and non-assessable and were not issued in violation of any preemptive rights. Except as set forth in Section 3.4(g) of the Disclosure Schedule, there are no (i) options, warrants, calls, subscriptions, conversion or other rights, agreements or commitment obligating CyberLink to issue any additional shares of capital stock or any other securities convertible into, exchangeable for or evidencing the right to subscribe for any shares of capital stock of CyberLink,
(ii) agreements or commitments obligating CyberLink to repurchase, redeem or otherwise acquire any shares of its capital stock, (iii) restrictions on transfer of any shares of capital stock of CyberLink (other than pursuant to this Agreement) or (iv) voting or similar shareholder agreements relating to any shares of capital stock of CyberLink.

             (h) The CyberLink Shares are owned of record and beneficially by Marketing One Financial, free and clear of all Liens. At Closing, good title to the CyberLink Shares shall be conveyed to Buyer free and clear of all Liens other than those which may be created by Buyer.

             (i) Except as set forth in Section 3.4(i) of the Disclosure Schedule, the Marketing One Assets are owned by Marketing One free and clear of all Liens, except for Permitted Liens. At Closing, good title to the Marketing One Assets shall be conveyed to Buyer free and clear of all Liens other than those which may be created by Buyer and except for Permitted Liens.

         SECTION 3.5. No Other Subsidiaries. Except (i) as set forth in Section
3.5 of the Disclosure Schedule, (ii) for United Variable Services and (iii) for the BA Assets (if Sellers shall not have exercised their rights pursuant to Section 5.17(c)), on the Closing

Date, United Life will not own, directly or indirectly, 5% or more of the outstanding voting securities of or otherwise possess, directly or indirectly, the power to direct or cause the direction of the management or policies of any Person, other than securities held for investment purposes only.

         SECTION 3.6. Consents and Approvals. Except as set forth in Section 3.6 of the Disclosure Schedule, no filing or registration with, no notice to and no permit, authorization, consent or approval of any Governmental Authority is necessary for the consummation by Sellers of the transactions contemplated by this Agreement and the Ancillary Agreements other than consents and approvals of or filings or registrations with (a) the Antitrust Division of the United States Department of Justice (the "DOJ") pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (b) the insurance department of the State of Texas, and (c) the NASD. There is no fact of which Sellers are aware which Sellers reasonably believe would prevent the Sellers from obtaining the foregoing consents and approvals.

         SECTION 3.7. Financial Statements.

            (a) Sellers have previously delivered or made available to Buyer true and complete copies of the following (the "SAP Financial Statements"):

                (i) the Annual Statements for United Life for each of the years ended December 31, 1996, 1997 and 1998, together with any exhibits, schedules or notes thereto;

                (ii) the statutory annual statements of United Life which were filed for 1996, or 1997 with any other state insurance department or similar regulatory authority in any jurisdiction (other than such company's jurisdiction of domicile) (the "Other Departments") and which differ from the corresponding Annual Statements for such periods;

                (iii) the annual statement of the separate accounts of United Life filed or submitted for each of the years ended December 31, 1996, 1997 and 1998, together with any notes, exhibits and schedules thereto; and

                (iv) the statutory quarterly statements of United Life filed with or submitted to the insurance department in its state of domicile and any Other Departments for each of the three-month periods ended as of March 31, June 30, and September 30, 1998, together with all related notes, exhibits and schedules thereto (collectively referred to herein as the "Quarterly Statements").

The SAP Financial Statements (A) were prepared from the books of account and other financial records of United Life, (B) were filed with or submitted (or in the case of the SAP Financial Statements for the year ended 1998, will be filed or submitted) to the insurance department of United Life's state of domicile or the Other Departments on forms prescribed or permitted by the applicable department, (C) were prepared in all material respects in accordance with SAP applied on a basis consistent with past practices of United Life except as noted therein and complied (or in the case of the SAP Financial Statements for the year ended 1998, will comply) on their respective dates of filing or submission in all material respects with the insurance laws of the jurisdiction of its domicile and with all other applicable laws; and (D) in the case of (i), (ii), and (iv) above, present fairly in all material respects the assets, liabilities, capital and surplus, results of operations and cash flows of United Life as of the dates thereof or for the periods covered thereby in accordance with SAP (subject, in the case of the Quarterly Statements, to normal estimation of accruals and reserves and normal year-end audit adjustments) and, in the case of (iii) above, present fairly in all material respects the assets, liabilities, and surplus, and the results of operations of the separate accounts of United Life as of the dates thereof or for the periods covered thereby in accordance with SAP. Buyer acknowledges that the statements of United Life for the year ended 1998 heretofore delivered to Buyer by Sellers are preliminary statements and agrees that upon delivery by Sellers to Buyer of the 1998 statements of United Life pursuant to Section 5.7(b)(ii) hereof, all references in this Agreement to statements of United Life for the year ended 1998 shall be references to the statements delivered pursuant to Section 5.7(b)(ii) hereof and not to the preliminary statements. Buyer further agrees that from and after the delivery of the 1998 statements pursuant to Section 5.7(b)(ii) hereof, the preliminary statements shall have no effect for purposes of this Agreement and that Buyer shall have no right to make any claim with respect thereto.

             (b) Sellers have previously delivered or made available to Buyer true and correct copies of (i) the audited consolidated financial statements of United Life and its Subsidiaries for the period ended December 31, 1996 and the year ended December 31, 1997, (ii) the audited consolidated financial statements of Marketing One Financial and its Subsidiaries for the years ended December 31, 1996 and 1997, and (iii) the audited financial statements of United Variable Services for the period ended December 31, 1996 and the year ended December 31, 1997 (collectively, the "Audited Financial Statements"). The Audited Financial Statements are based on the books and records of the applicable United Life Companies, and fairly present, in all material respects, the consolidated financial condition and results of operations of the applicable United Life Companies as of the dates and for the periods indicated therein and, except as otherwise disclosed in Section 3.7(b) of the Disclosure Schedule, have been prepared in all material respects in accordance with generally accepted accounting principles consistently applied ("GAAP").

             (c) Sellers have (i) previously delivered or made available to Buyer true and correct copies of the unaudited balance sheets and income statements of UC for the period ended December 31, 1996 and the year ended December 31, 1997 and (ii) attached to Section 3.7(c) of the Disclosure Schedule true and correct copies of the unaudited balance sheets and income statement of UC for the year ended December 31, 1998 (collectively, the "Unaudited UC Financial Statements" and together with the SAP Financial Statements and the Audited Financial Statements, the "Financial Statements"). The Unaudited UC Financial Statements are based on the books and records of UC, and fairly present, in all material respects, the financial condition and results of operations of UC as of the dates and for the periods indicated therein and, except for the absence of the notes thereto and as otherwise disclosed in
Section 3.7(c) of the Disclosure Schedule, have been prepared in all material respects in accordance with GAAP.

             (d) At December 31, 1998, CyberLink's stockholder equity was zero ($0).

             (e) Sellers have provided or made available to Buyer copies of all issued auditors' reports, letters to management regarding accounting practices and systems of internal control, and responses to such letters from management, in each case to the extent relating specifically to the Target Companies and the operation thereof.

             (f) All reserves for policyholder liabilities reflected on lines 1., 2., 4., 5., 7., 9. and 10. of the Liabilities, Surplus and Other Funds schedule to the 1998 Annual Statement of United Life ("Reserve Liabilities") (i) were determined in accordance with commonly accepted actuarial standards consistently applied except as noted in the 1998 Annual Statement, (ii) were fairly stated in accordance with sound actuarial principles, (iii) were based on actuarial assumptions which were in accordance with or more conservative than those appropriate for such insurance policies and annuity contracts, (iv) met the requirements of the insurance laws of the state of domicile and (v) reflected the related reinsurance, coinsurance and other similar agreements of United Life. Such Reserve Liabilities are adequate in all material respects (under commonly accepted actuarial principles consistently applied) to cover the total amount of all reasonably anticipated matured and unmatured benefits, dividends, claims and other liabilities of United Life under all insurance policies and annuity contracts under which United Life has any liability which may become due with the passage of time (including, without limitation, any liability arising under or as a result of any reinsurance, coinsurance or other similar agreement) on December 31, 1998.

         SECTION 3.8. Absence of Undisclosed Liabilities. Except for matters relating to the transactions contemplated by this Agreement, there are no liabilities or financial obligations of the Target Companies other than (a) liabilities and obligations reserved against in the Financial Statements, (b) benefits payable or other liabilities or obligations arising under insurance policies or annuity contracts issued by the Target Companies, (c) liabilities and obligations disclosed in Section 3.8(c) of the Disclosure Schedule, (d) liabilities and obligations arising in the ordinary course of business under any contract or agreement disclosed in Section 3.12 of the Disclosure Schedule or not required to be disclosed thereon because of the amount or the term thereof, and (e) liabilities and obligations arising in the ordinary course of business after December 31, 1998 consistent with past practice and unlikely to result in a Material Adverse Effect.

         SECTION 3.9. Absence of Certain Changes. Except as disclosed in Section
3.9 of the Disclosure Schedule or as contemplated or otherwise permitted by this Agreement, since September 30, 1998, there has not been any event, condition, occurrence or change that has had or would have a Material Adverse Effect, and none of the Target Companies has (a) conducted its business in any material respect other than in the ordinary course, (b) except in the ordinary course of business, incurred any indebtedness for borrowed money or issued any debt securities or assumed, guaranteed or endorsed the obligations of any other Person, (c) except in the ordinary course of business, (i) sold, transferred or otherwise disposed of any of its properties or assets (including without limitation any mortgage loans or mortgage servicing rights) or (ii) mortgaged or encumbered any of its properties or assets, (d) suffered any material casualty losses not covered by insurance, (e) repurchased any of its capital stock, (f) declared, set aside or paid any dividend or other distribution in respect of its capital stock, other than ordinary dividends permitted under applicable insurance laws and other than dividends to policyholders as described in Section 3.22(a) of the Disclosure Schedule, (g) amended its Certificate or Articles of Incorporation or Bylaws or merged with or into or consolidated with any other Person, (h) split, combined or reclassified its capital stock, (i) issued or sold (or agreed to issue or sell) any of its equity securities or any options, warrants, conversion or other rights to purchase any such equity securities or any securities convertible into or exchangeable for such equity securities, (j) increased the rates of compensation (including bonuses) payable or to become payable to any of its officers, employees, agents, independent contractors or consultants other than increases made in the ordinary course of business, (k) entered into any new or amended any existing consulting contracts or instituted or agreed to institute any increase in benefits or altered its employment practices or the terms and conditions of employment in each case other than in the ordinary course of business or entered into or amended any existing employment contracts or severance agreements, (l) changed in any material respect its underwriting, actuarial or accounting methods (tax or book), principles or practices, (m) entered into or amended or terminated any transaction or contract that has or could reasonably be expected to have a Material Adverse Effect, (n) ceased their lead generation activities or terminated any material reinsurance or coinsurance contract (including without limitation, any surplus relief or financial reinsurance contract), whether as reinsurer or reinsured in each case other than in the ordinary course of business, (o) entered into any joint ventures or partnerships of any kind, (p) revalued (other than in accordance with SAP or GAAP, as appropriate) or restructured any assets of any Target Company; (q) failed to maintain the assets of the Target Companies consistent with past practices; (r) suffered any casualty loss or damage with respect to any of the assets of any Target Company which in the aggregate have a replacement cost in excess of $100,000, whether or not such loss or damage shall have been covered by insurance; (s) made any material amendment to the insurance policies or annuity contracts in force of United Life or made any material change in the methodology used in the determination of any reserves contained in the 1997 Annual Statement, or destrengthened the Reserve Liabilities, with respect to insurance policies and annuity contracts; (t) settled or compromised (or had settled or compromised on its behalf) any liability with respect to Taxes; (u) been informed that the A.M. Best rating held by United Life as of December 31, 1998 was reduced or received any notice of any intended or potential downgrading by A.M. Best; (v) amended or introduced any life insurance policy or annuity contract, (w) made any payments to any affiliate other than pursuant to existing agreements or arrangements disclosed in the Disclosure Schedule or (x) entered into any contract or other agreements to do any of the foregoing.

         SECTION 3.10. Litigation. Except as set forth in Section 3.10 of the Disclosure Schedule, there is no action, suit, arbitration, investigation or proceeding ("Litigation") that is pending or, to the knowledge of Sellers, threatened, which involves (i) any of the Target Companies, (ii) the Marketing One Assets or (iii) any Target Employee and any of the Sellers or its affiliates, in each case before any court, at law, or in equity, any other Governmental Authority or arbitrator and there is no fact of which Sellers are aware which Sellers reasonably believe would result in such Litigation. Except as set forth in Section 3.10 of the Disclosure Schedule, none of the Target Companies are subject to any judgment, decree, injunction or order of any court, at law or in equity, any other Governmental Authority or arbitrator, except for those orders of a Governmental Authority relating to the ordinary operation of the Target Companies that would not reasonably be expected to have a Material Adverse Effect.

         SECTION 3.11. Property; Liens and Encumbrances.

             (a) Section 3.11(a) of the Disclosure Schedule contains a complete and accurate list of all real property owned or leased by the Target Companies as of the date hereof.

             (b) Except as set forth in Section 3.11(b) of the Disclosure Schedule, all properties and assets owned by the Target Companies, including without limitation, the Owned Intellectual Property and the Owned Software identified in Section 3.17 of the Disclosure Schedule, each receivable owned by a Target Company and all right, title and interest in and to the servicing of each mortgage loan (including the right to maintain the escrow accounts required under each mortgage loan) serviced by any Target Company (collectively, the "Owned Properties") are free and clear of all Liens, except (i) statutory Liens not yet delinquent or the validity of which are being contested in good faith by appropriate actions, (ii) purchase money Liens arising in the ordinary course,
(iii) Liens for Taxes not yet delinquent, (iv) Liens reflected in the Financial Statements (which have not been discharged) and (v) Liens that in the aggregate do not materially detract from the value or, in the case of personal property, materially impair the use by the Target Companies of the property subject thereto or, in the case of real property, materially impair the present and continued use of such property in the usual and normal conduct of the business of the Target Companies (items (i) through (v) above being referred to herein collectively as "Permitted Liens"). The Target Companies have good and indefeasible title to the Owned Properties and there are no pending or, to the knowledge of Sellers, threatened condemnation proceedings affecting any of the Owned Properties.

             (c) Sellers have, or have caused to be, delivered to Buyer true and complete copies of all leases relating to real property involving the Target Companies or included in the Marketing One Assets, each of which is listed in
Section 3.11(c) of the Disclosure Schedule (each such lease referred to herein as a "Real Property Lease"). Each Real Property Lease is in full force and effect and has been complied with in all material respects by the relevant Target Company and, to Sellers' knowledge, has been complied with in all material respects by the lessor thereof. Except as set forth in Section 3.11(c) of the Disclosure Schedule, no consent is required under any Real Property Lease in order for such Real Property Lease to remain in full force and effect on the same terms as those currently in effect as a result of the consummation of the transactions contemplated by this Agreement.

             (d) The rental set forth in each Real Property Lease is the actual rental being paid, and there are no separate agreements or understandings with respect to the same.

             (e) Sellers have, or have caused to be, delivered to the Purchaser true and complete copies of all leases for equipment, supplies, furniture, fixtures, personalty, vehicles and other tangible personal property (the "Tangible Personal Property") providing for annual rentals in excess of $50,000 and any and all material ancillary documents pertaining thereto (each such lease being referred to herein as a "Personal Property Lease"). Each such Personal Property lease is in full force and effect and has been complied with by the relevant Target Company and, to Seller's knowledge, has been complied with by the lessor thereof. Except as set forth in Section 3.11(e) of the Disclosure Schedule, no consent is required under any Personal Property Lease in order for such Personal Property Lease to remain in full force and effect on the same terms as those currently in effect as a result of the consummation of the transactions contemplated by this Agreement.

             (f) Except as disclosed in Section 3.11(f), the Target Companies and Marketing One, as appropriate, currently, and immediately prior to the Closing will, own, lease or license all property and assets that are necessary to carry on their respective businesses and operations in all material respects as presently conducted, and all such properties and assets will, at the Closing, be conveyed to Buyer (either through the transfer of Shares or pursuant to the Asset Assignment Agreement), free and clear of all Liens, except for Permitted Liens, and will, immediately following the Closing, permit the Target Companies to (i) conduct their respective businesses and operations in all material respects in the same manner as such businesses and operations have been conducted prior to the Closing; and (ii) conduct the business and operations of CyberLink in all material respects in the manner contemplated by Sellers upon the establishment of CyberLink and in accordance with the Defined Prospects. Without limiting the generality of the foregoing, all assets of CyberLink, together with the Marketing One Assets, in each case as will be delivered to Buyer at Closing, constitute all assets necessary for CyberLink to conduct its business in accordance with the Defined Prospects.

         SECTION 3.12A. Investment Assets.

             (a) Sellers have, prior to the date hereof, delivered to Buyer the Investment Asset Schedule, and such schedule represents a true and correct listing of all the investment assets of United Life (including its separate accounts) as of the date of such schedule. Except as set forth in Section 3.12A(a) of the Disclosure Schedule, United Life (or the appropriate separate account) has good and marketable title to all assets included in the Investment Asset Schedule (the "Investment Assets"), other than Investment Assets sold or otherwise disposed of since the date of the Investment Asset Schedule, free of any Lien (subject, in the case of the separate accounts, to claims by holders of variable insurance and annuity products funded by the assets of the separate accounts).

             (b) (i) the Schedules to the Annual Statements of United Life for the year ended December 31, 1997 contain true and complete disclosures of all "Real Estate Owned," "Mortgage Loans," "Partnership Interests" in partnerships owning real estate, and "Credit Tenant Loans and Industrial Revenue Bonds with Publicly Traded Borrowers" owned by United Life as of December 31, 1997. Except as set forth on in Section 3.12A(b)(i) of the Disclosure Schedule, United Life does not own any Partnership Interests in partnerships primarily investing in Real Estate. All Real Estate Owned and Mortgage Loans owned by United Life are collectively hereinafter referred to as "Real Estate Assets." All information concerning the Real Estate Assets in the Annual Statements of United Life for the year ended December 31, 1997 is true and complete in all material respects; all values expressed in such statements fairly represent the value of the Real Estate Owned and Partnership Interests; and reserves taken in respect of impairment to value of the Mortgage Loans are adequate to fairly represent such impairment.

                 (ii) Except as set forth in Section 3.12A(b)(ii), United Life is a named insured on, or an assignee of, a policy of title insurance with respect to each of the Real Estate Assets, and each of said title insurance policies insures United Life as the holder of a first priority mortgage or deed of trust in regard to Mortgage Loans and as the fee simple owner in regard to Real Estate Owned.

                 (iii) Except as set forth in Section 3.12A(b)(iii), United Life has actual physical possession of the original promissory note or notes creating each Mortgage Loan debt and all other documents creating, evidencing or modifying the Mortgage Loan or its terms and conditions. The Lien associated with each Mortgage Loan constitutes a first priority lien against the property purported to be encumbered.

                 (iv) None of the Mortgage Loans is cross-defaulted or cross-collateralized with a loan owned by any affiliate of PennCorp.

             (c) Sellers represent and warrant that United Life is not a party to any contract or agreement constituting a "market risk sensitive instrument" as defined in Section 1.1(m), except as may be disclosed on the Investment Asset Schedule. Buyer represents and warrants that it has received and reviewed the Investment Asset Schedule and Buyer acknowledges and agrees that no Investment Asset included on such schedule constitutes a "market risk sensitive instrument" for purposes of this Agreement.

         SECTION 3.12. Certain Agreements. Except as disclosed in Section 3.12 of the Disclosure Schedule or in the Financial Statements and except for contracts and agreements entered into after the date hereof in the ordinary course of business consistent with past practice or in compliance with Section 5.1, none of the Target Companies is a party to any (a) agreement, contract, indenture or other instrument (written or oral) relating to the borrowing of money or the guarantee of any obligation for the borrowing of money (other than loans to policyholders, home equity loans and commercial real estate loans made or acquired in the ordinary course of business); (b) employment, consulting, compensation or severance agreement (other than "at will" arrangements) with any of its directors, employees or consultants; (c) agreement, contract or commitment limiting or restraining it from engaging or competing in any business; (d) lease pursuant to which it leases any real property set forth in
Section 3.11(a) of the Disclosure Schedule; (e) distribution, dealer, representation or agency agreement, other than agency, marketing or selling agreements with insurance agents, marketing organizations or broker-dealers in the ordinary course of business; (f) contract, agreement or understanding, whether written or oral (other than an insurance policy or annuity contract containing standard terms), with any of its affiliates; (g) contracts or agreements relating to the disposition, by sale, lease or otherwise, of mortgage loans or mortgage servicing, relating to property management, or for the performance of mortgage servicing under any pooling and/or servicing agreements (whether to be performed by or for the Target Companies); (h) contracts or agreements for the joint performance of work or services, and all other joint venture, partnership or other similar agreements, including without limitation any sub-servicing contracts or mortgage origination agreements; (i) contracts or agreements for the purchase of any mortgage loan or mortgage loan servicing; (j) contracts or agreements for investment advisory, investment management or similar services (and Section 3.12 of the Disclosure Schedule indicates which of such contracts and agreements disclosed in response hereto or to (i) above are not either (A) between Target Companies or (B) terminable on 90 or fewer days notice without any termination penalty) or (k) agreement or contract of a type not covered by (a) through (j) above that involves payments, pursuant to the terms of such agreement or contract, in excess of $50,000 in any twelve-month period and that is not terminable on notice of 90 days or less without penalty (each of the foregoing a "Material Contract"). Each agreement or contract to which any Target Company is a party, whether or not required to be disclosed in
Section 3.12 of the Disclosure Schedule is in full force and effect and has been complied with by the Target Companies and, to the knowledge of Sellers, has been complied with by all other parties thereto, except for such noncompliance as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except for those Material Contracts marked with an asterisk (*) in Section 3.12 of the Disclosure Schedule, no consent is required under any Material Contract in connection with the consummation of the transactions contemplated by this Agreement. With respect to any servicing agreement, no Seller or Target Company has received any notice from an investor that such investor has terminated the applicable servicing agreement or that it intends to do so. All fees and expenses due and owing to any investor under any servicing agreement have been remitted to the applicable investor.

         SECTION 3.13. Target Employees.

             (a) Section 3.13(a) of the Disclosure Schedule contains a true and complete list of the Target Employees as of the date of this Agreement.

             (b) Section 3.13(b) of the Disclosure Schedule contains a true and complete list of (1) any employee benefit plan, as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including without limitation, any multiemployer plan as defined in Section 3(37) of ERISA ("Multiemployer Plan") or any other plan subject to Title IV of ERISA, or (2) any bonus, deferred compensation, retirement or excess benefit, performance compensation, stock purchase, restricted stock, stock option, stock appreciation, severance, salary continuation, vacation, sick leave, holiday pay, material fringe benefit, material personnel policy, reimbursement program, incentive, insurance, welfare or similar plan, program, policy or arrangement, written or unwritten, which is, or during the six year period preceding the Closing Date was, maintained, administered or contributed to by the Sellers or any of their affiliates for the benefit of Target Employees, directors of the Target Companies or any individual serving as an agent or broker of the Target Companies, or any individual performing services as an independent contractor for the Target Companies ("Benefit Plans").

             (c) All Benefit Plans comply in all material respects with and are, and during the six year period (or such shorter period for which Target Employees have been covered thereby) preceding the Closing Date have been, operated in all material respects in accordance with their terms, ERISA, the Code and other applicable law. Each Benefit Plan intended to be qualified under Code Section 401(a), (1) has received a favorable determination letter from the Internal Revenue Service to the effect that it is qualified under Code Section 401(a) and exempt from tax under Code Section 501, both as to the original plan and all restatements or material amendments and (2) nothing has occurred since the date of such determination letter that reasonably would be expected to adversely affect such qualification or exemption.

             (d) True and complete copies of each written Benefit Plan, a description of each unwritten Benefit Plan, summary plan descriptions, and the two most recent annual reports on Form 5500 (including all schedules and attachments), if any, have been made available to Buyer.

             (e) All contributions to each Benefit Plan are or have been deductible under the Code when made or properly accrued, as the case may be, and no excise or penalty taxes are assessable against the Target Companies as a result of any nondeductible or other contributions made or not made to a Benefit Plan, the failure of any actual deferral percentage test or other requirement or the occurrence or nonoccurrence of any action or event with respect to a Benefit Plan. There has been no failure to act on the part of Sellers, their affiliates, the Target Companies, or, to the knowledge of Sellers, any funding agent or any administrator of any of the Benefit Plans that could reasonably be expected to subject the Target Companies or Buyer to the imposition of any penalty with respect to any Benefit Plans, whether by way of indemnity or otherwise. No "reportable events" (as defined in ERISA Section
4043) or "prohibited transactions" (as defined in ERISA Section 406) have occurred with respect to any Benefit Plan for which liability would be incurred by Buyer.

             (f) None of the Target Companies nor any entity required to be aggregated with any of the Target Companies pursuant to Code Section 414 or ERISA Section 4001(b) ("ERISA Affiliate") have incurred any liability to the Pension Benefit Guaranty Corporation ("PBGC"), and no Benefit Plan established or maintained by the Target Companies nor any ERISA Affiliate or to which the Target Companies or any ERISA Affiliate is obligated to make contributions, has an "accumulated funding deficiency," as defined in ERISA Section 302 and Code
Section 412, whether or not waived. Neither the Target Companies, any ERISA Affiliate nor any organization with respect to which any Target Company is a successor or parent corporation (within the meaning of ERISA Section 4069) has engaged in any transaction described in ERISA Section 4069. No ERISA Affiliate has contributed to or been obligated to contribute to a Multiemployer Plan during the six year period preceding the Closing Date.

             (g) Except as disclosed in Section 3.13(g) of the Disclosure Schedule, there are no pending or, to the knowledge of Sellers, threatened actions, suits, investigations or other proceedings by any present or former participant or beneficiary under any Benefit Plan (or any beneficiary of any such participant or beneficiary) involving any Benefit Plan or any rights or benefits under any Benefit Plan other than ordinary and usual claims for benefits by participants or beneficiaries thereunder.

             (h) Except as disclosed in Section 3.13(h) of the Disclosure Schedule, neither of the Sellers nor any of their affiliates maintains or contributes to any Benefit Plan which provides, or has any liability or obligation to provide, life insurance, medical or other employee welfare benefits coverage to Target Employees (or their beneficiaries) after their retirement, except as may be required by federal, state or local laws, rules or regulations or through the last day of the calendar month in which such retirement occurs or at the sole expense of any such Target Employee or beneficiary.

             (i) Except as disclosed in Section 3.13(i) of the Disclosure Schedule, (1) none of the Benefit Plans contains any provision which would result in any additional benefits, accelerated vesting and/or accelerated payments solely as a result of the consummation of the transactions contemplated by this Agreement (other than the termination of employment of the Target Employees); (2) subject to the accuracy of the Buyer's representation under
Section 4.8, none of the transactions contemplated by this Agreement to be taken by Sellers or their affiliates constitute or result in a prohibited transaction with respect to any Benefit Plan under Code Section 4975 or ERISA Sections 406 or 407 for which an exemption is not available; (3) subject to the accuracy of the Buyer's representation under Section 4.8, none of the transactions contemplated by this Agreement to be taken by Sellers or their affiliates constitute or result in a breach of fiduciary duty under ERISA with respect to any Benefit Plan; (4) the acquisition of the Target Companies, by itself, does not constitute a "deemed severance" or "deemed termination" under any Benefit Plan or with respect to any Benefit Plan under any applicable law; or (5) none of the amounts payable under a Benefit Plan would be nondeductible for federal income tax purposes by reason of Code Section 280G solely as a result of the transactions contemplated by this Agreement.

             (j) No Target Company paid aggregate medical expenses for any one Target Employee in excess of $50,000 during the period from January 1, 1998 to January 31, 1999.

         SECTION 3.14. Taxes. Except as set forth in Section 3.14 of the Disclosure Schedule:


             (a) all material Tax Returns required to be filed by or with respect to the Target Companies (including all Tax Returns that include the Target Companies on an affiliated, consolidated, combined, or unitary basis) have been timely filed, all Taxes that are shown to be due on such Tax Returns have been timely paid, and all such Tax Returns are true, complete and accurate in all material respects;

             (b) the Target Companies have given or otherwise made available to Buyer all Tax Returns for periods ending, or transactions consummated, after December 31, 1996;

             (c) there are no outstanding agreements extending or waiving the statutory period of limitation applicable to any claim for, or the period for the collection or assessment of, Taxes due for any taxable period with respect to any Tax for which any Target Company may be subject or liable;

             (d) no audit, assessment, collection or other proceeding by any Governmental Authority is pending or, to the knowledge of Sellers, threatened with respect to any Taxes due from or with respect to any Target Company or with respect to any Tax Return by or with respect to any Target Company;

             (e) there are no Liens for Taxes upon the assets or properties of any of the Target Companies, except for statutory Liens for current Taxes not yet due;

             (f) no Target Company is a party to any agreement relating to the sharing or allocation of, or indemnification agreement with respect to Taxes, or similar contract or arrangement, and, except as set forth in Schedule 3.14(f), none of the Target Companies has made any payment under or pursuant to any Tax sharing or similar agreement or arrangement since December 31, 1997;

             (g) United Life is a "life insurance company" within the meaning of
Section 816 of the Code for the taxable period ending on the Closing Date and for all prior taxable periods for which the statute of limitations has not expired;

             (h) none of the Target Companies (i) has income that is includable in computing the taxable income of a United States person (defined in Section 7701 of the Code) under Section 951 of the Code or (ii) is a passive foreign investment company within the meaning of Section 1297 of the Code;

             (i) none of the Target Companies has filed a consent under Section 341(f) of the Code;

             (j) no property owned by any of the Target Companies (i) is property required to be treated as being owned by another Person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Return Act of 1986,
(ii) constitutes "tax-exempt use property" within the meaning of Section 168(h)(1) of the Code or (iii) is tax-exempt bond financed property within the meaning of Section 168(g) of the Code;

             (k) none of the Target Companies is a party to any contract, agreement or other arrangement which could result in the payment of amounts that could be nondeductible by reason of Section 280G or 162(m) of the Code;

             (l) none of the Target Companies has agreed, or is required to make, any adjustment under Section 446(e), 481(a) or 807(f) of the Code or entered into any closing agreement pursuant to Section 7121 of the Code or any other agreement with similar Tax purposes;

             (m) none of the Target Companies has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was PennCorp (the "Seller Group")) or has any liability for Taxes of any Person (other than any member of the Seller Group) under Treas. Reg. Section 1.1502-6 or Section 1.1502-78 (or similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise;

             (n) each of the Target Companies has withheld from its employees, independent contractors, creditors, stockholders, customers, policyholders, and third parties and timely paid to the appropriate taxing authority proper and accurate amounts in all material respects through all periods in compliance in all material respects with all Tax withholding provisions of applicable laws;

             (o) assuming Buyer is a qualified purchaser of the stock of the Target Companies and joins Sellers in making the elections, Sellers have the requisite ownership and are otherwise entitled to make valid elections under
Section 338(h)(10) of the Code with respect to the acquisition of the Target Companies by Buyer;

             (p) none of the Target Companies is or has been doing business in, is or has been engaged in a trade or business, or has business in force in any jurisdiction in which it has not filed all required material Tax Returns;

             (q) none of the Target Companies is obligated under any agreement with respect to industrial development bonds or other obligations with respect to which the excludability from gross income of the holder thereof for federal income Tax purposes could be affected by the transactions contemplated hereunder;

             (r) no power of attorney is currently in force with respect to any matter relating to Taxes that could affect the Target Companies;

             (s) none of the Target Companies is or has been a member of any partnership or joint venture or the holder of a beneficial interest in any trust, in each case for any period for which the statute of limitations for any Tax has not expired;

             (t) each reserve item with respect to the Target Companies set forth in the 1997 Tax Returns including such companies was determined correctly in all material respects in accordance with Sections 807 and 846 of the Code, or other applicable Code sections, and has been consistently and correctly applied in all material respects with respect to the filing of the Tax Returns including such companies for all taxable years for which the statute of limitations for any Tax has not expired, and will be consistently and correctly applied in all material respects with respect to the Target Companies in (i) the 1998 Tax Returns including such companies and (ii) the Tax Returns including such companies for the period from January 1, 1999 through the Closing Date when such Tax Returns are filed;

             (u) there is a zero ($0) balance in the policyholders' surplus account (as defined in Section 815 of the Code) of United Life;

             (v) the 1996 acquisition by PLAC of all of the common stock of United Life (formerly United Companies Life Insurance Company) was properly treated as an acquisition under Section 338(h)(10) of the Code, the parties to that transaction made valid elections under Section 338(h)(10) of the Code, and the Section 338(h)(10) computations and allocations shown on the Tax Returns for or including United Life and its predecessor with respect to that acquisition were correct and complete in all material respects;

             (w) United Life is the successor of United Companies Life Insurance Company for purposes of Section 381 of the Code and has succeeded to the items referred to in Section 381(c) of the Code;

             (x) the amounts of tax basis for the assets and liabilities of the Target Companies as of December 31, 1997 listed on Section 3.14(x) of the Disclosure Schedule are substantially accurate, and with respect to United Life, the net aggregate amount of the tax basis of its assets as of December 31, 1997 was not less than $160,000,000;

             (y) none of the Sellers is a foreign person within the meaning of
Section 1445 of the Code;

             (z) following the Closing, none of the Target Companies will be subject to any limitation under Sections 382, 383, or 384 of the Code as a result of pre-Closing ownership changes involving the Target Companies, Sellers, or any of their affiliates;

             (aa) the Target Companies have timely paid (or there have been timely paid on their behalf) all required current estimated Tax payments in amounts sufficient to avoid interest charges or underpayment penalties; and

             (bb) none of the Target Companies has been a United States real property holding company within the meaning of Section 897(c)(2) of the Code during the applicable period set forth in Section 897(c)(1)(A)(ii) of the Code.

         SECTION 3.15. Compliance with Applicable Law; Permits; Policies.

             (a) The business of each of the Target Companies (including the use and operation of its properties) is being conducted in compliance with all applicable provisions of any federal, state, local or foreign statute, law, ordinance, rule, regulation, judgment, decree, order, concession, grant, franchise, permit or license or other governmental authorization or approval applicable to such Target Company, except for such noncompliance as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

             (b) Each of the Target Companies owns or validly holds, and with respect to the Marketing One Assets, Marketing One owns or validly holds, all licenses, franchises, permits, approvals, authorizations, exemptions, classifications, certificates, registrations, and similar documents or instruments that are required for its or their business and operations, including those required under Environmental Laws, except those the failure of which to have would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. All such licenses, franchises, permits, approvals, authorizations, exemptions, classifications, certificates, registrations, and similar documents or instruments are valid and in full force and effect, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

             (c) Except as disclosed in Section 3.15(c) of the Disclosure Schedule, (i) all forms of insurance policies and riders thereto and annuity contracts issued by United Life and currently in force are, to the extent required under applicable laws, on forms approved by applicable insurance regulatory authorities of the jurisdictions in which issued or have been filed with and not objected to by such insurance regulatory authorities within the period provided for such objection and any premium rates with respect to such policies or riders required to be filed with or approved by such applicable insurance regulatory authorities have been so filed or approved and premiums charged conform thereto, (ii) United Life (exclusive of its independent agents) and, to the knowledge of Sellers, its independent agents have marketed, sold and issued products of such company in compliance with all laws applicable to the business of such company in the respective jurisdictions in which such products have been sold, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, (iii) all advertising, promotional and sales materials and other marketing practices used by any Target Company and, to the knowledge of Sellers, any agent of United Life, have complied and are currently in compliance with all applicable Federal and state laws, except for such noncompliance which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, and (iv) neither the manner in which United Life compensates any Person involved in the sale or servicing of insurance contracts that is not registered as a broker-dealer or insurance agent, as applicable, nor, to the knowledge of Sellers, the conduct of any such Person, renders such Person a broker-dealer or insurance agent under any applicable Federal or state law, and the manner in which United Life compensates each Person involved in the sale or servicing of insurance contracts is in compliance with all applicable Federal or state laws, except, with respect to each item set forth in this clause (iv), as would not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.

             (d) Sellers have previously made available to Buyer true and complete copies of the reports (or the most recent draft thereof, to the extent any final report is not available) reflecting the results of the most recent financial examinations and market conduct examinations of United Life issued by any insurance regulator. Other than those reports, neither Sellers nor any Target Company has received notice (written or oral) of any review or investigation by any Governmental Authority of any market conduct and/or selling practices of any Target Company or any of United Life's independent agents, other than periodic market conduct examinations arising in the ordinary course of business and Attorney General inquiries in connection with which no material issues have been raised that have not been resolved to the satisfaction of the relevant insurance authorities or Attorneys General, as the case may be.

             (e) Each of United Life and United Variable Services, as applicable, have filed all forms, reports, statements and other documents required by law to be filed by it with the Commission and the NASD, including all reports and registration statements relating to sales of variable annuity contracts and all amendments and supplements to all such reports and registrations statements, and all such forms, reports, statements and other documents did not, at the time they were filed (and at the time they became effective in the case of registration statements and amendments thereto), contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each separate account of United Life that is required to be registered as an investment company under the Investment Company Act of 1940 is so registered (each of which is listed in Section 3.15(e) of the Disclosure Schedule). All forms, reports, statements and other documents required by law to be filed with the Commission by or on behalf of each of the separate accounts of United Life, including without limitation, all registration statements and all amendments and supplements to all such registration statements (including, without limitation, in connection with sales of variable annuity contracts) have been so filed by or on behalf of such separate accounts, and all such forms, reports statements and other documents did not, at the time they were filed (and at the time they became effective in the case of registration statements and amendments thereto), contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

             (f) Each mortgage loan serviced by UC (a "Serviced Loan") and the servicing of each such Serviced Loan complies, in all material respects, with the terms of any governmental agency program, HUD program, bond program or other investor commitment or arrangement related thereto, including without limitation the terms of any applicable regulation or servicing agreement and all applicable documents relating to such Serviced Loan. UC has no servicing agreements with any Person other than United Life, the REMIC 1990-1 (as more fully described in Section 3.5 of the Disclosure Schedule) and Southwestern Life Insurance Company.

         SECTION 3.16. Brokers' Fees and Commissions. Except for Salomon Smith Barney Inc. and Fox-Pitt, Kelton, Inc., none of the Sellers, any Target Company or their respective directors, officers, employees or agents has employed any investment banker, broker or finder in connection with the transactions contemplated hereby. Sellers shall be responsible for the fees and expenses of Salomon Smith Barney Inc. and Fox-Pitt Kelton, Inc. in connection with the sale and purchase of the Shares.

         SECTION 3.17. Proprietary Rights.

             (a) Section 3.17(a) of the Disclosure Schedule sets forth a list organized by Target Company, of all trademarks, service marks, patents, design patents, patent rights, assumed names, logos, domain names and addresses, copyrights and trade names, as well as any registrations or applications pending for registration thereof that are used or required to be used by any of the Target Companies in the conduct of their business and specifies (i) which Target Company uses such item and (ii) whether each such item is owned by the relevant Target Company ("Owned Intellectual Property") or is licensed from another party ("Licensed Intellectual Property," and together with the Owned Intellectual Property, the "Intellectual Property").

             (b) Section 3.17(b) of the Disclosure Schedule identifies all computer software, programs and similar systems used by the Target Companies in the conduct of their business and specifies (i) which Target Company uses such item and (ii) whether each such item is owned by the relevant Target Company ("Owned Software") or is licensed from another party ("Licensed Software," and together with the Owned Software, the "Software").

             (c) Except as disclosed in Section 3.17(c) of the Disclosure Schedule, each of the Target Companies owns or possesses the valid right to use all Intellectual Property and Software used or required by it in the conduct of its business and all such

Intellectual Property and Software, and all licenses or similar arrangements pursuant to which any Target Company uses such Intellectual Property or Licensed Software are in full force and effect in accordance with their terms and the relevant Target Company is in compliance in all material respects with the terms thereof. None of the Target Companies is in conflict with, or in violation or infringement of, nor has any of them received any notice of any conflict with or violation or infringement of or any claimed conflict with or violation or infringement of, any asserted rights of any other Person with respect to any such Intellectual Property or Software, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as set forth in Section 3.17(c) of the Disclosure Schedule, no Intellectual Property or Software owned by any of the Target Companies is licensed to any third party, including any affiliate of such Target Company.

             (d) Without limiting the generality of the foregoing, except as set forth in Section 3.17(c) of the Disclosure Schedule, CyberLink is the sole and exclusive owner of all Owned Intellectual Property, Owned Software (including, without limitation, source and object code and related documentation and modifications and enhancements thereof) and each other item set forth in paragraphs (a) through (l) of Section 1. of the CyberLink Prospects attached to
Section 1.1(f) of the Disclosure Schedule (collectively "Proprietary Rights") used by it in the conduct of its business or by Marketing One in connection with CyberLink's operations, free and clear of any Liens, and the transfer to CyberLink of all Owned Intellectual Property, Owned Software and Proprietary Rights and any other intellectual property rights from any of the Target Companies, or from any of the past or present affiliates of CyberLink, was made in compliance with all applicable laws. To Sellers' knowledge, none of the Intellectual Property, Owned Software or Proprietary Rights of CyberLink is in conflict with, or in violation or infringement of, nor has any Target Company received any notice of any conflict with or violation or infringement of or any claimed conflict with or violation or infringement of, any asserted rights of any other Person with respect to any of the Intellectual Property, Owned Software or Proprietary Rights of CyberLink.

         SECTION 3.18. Insurance. Section 3.18 of the Disclosure Schedule summarizes the amount and scope of the insurance currently in force insuring the Target Companies their operations and properties, and the Marketing One Assets against loss or liability. All such policies or contracts of insurance are sufficient for compliance with all material requirements of law and of all agreements to which the Target Companies are parties. All insurance policies pursuant to which any such insurance is provided are in full force and effect. No notice of cancellation or termination of any such insurance policy has been given to any Target Company and all premiums required to be paid in connection with such insurance policies have been paid in full.

         SECTION 3.19. Environmental Matters. Except as disclosed on Section
3.19 of the Disclosure Schedule:

             (a) The operations of the Target Companies, the Marketing One Assets, and the real property currently owned, leased or operated by the Target

Companies are in compliance and, during the period of the ownership or tenancy of the Target Companies have been in compliance, with all applicable Environmental Laws, except for such noncompliance as would not reasonably be expected to have a Material Adverse Effect. The Target Companies are not currently liable for any penalties, fines or forfeitures for failure to comply with any of the foregoing, for which a failure to comply would have a Material Adverse Effect.

             (b) No judicial or administrative proceedings or investigations are
(i) pending or, to the knowledge of Sellers, threatened against any of the Target Companies pursuant to any applicable Environmental Laws that if resolved adversely to the Target Companies would reasonably be expected to have a Material Adverse Effect or (ii) to the knowledge of Sellers, pending or threatened against any predecessor in interest of any Target Company with respect to any asset in which any Target Company has or had an interest and for which the Target Company is reasonably likely to be liable, except for proceedings or investigations that would not reasonably be expected to have a Material Adverse Effect.

             (c) No real property currently (or to the knowledge of Sellers, formerly) owned, operated or leased by any of the Target Companies is listed or has been proposed for listing on the National Priorities List, the Comprehensive Environmental Response Compensation and Liability and Information System ("CERCLIS") or any analogous state lists.

             (d) Sellers have made available to Buyer copies of all environmental investigations, audits, assessments or other analyses conducted by or on behalf of, or which are otherwise in the possession of, Sellers or any of the Target Companies relating to any real property currently or formerly owned, operated or leased by any of the Target Companies.

             (e) The Target Companies are not subject to any outstanding court or administrative judgment, order, decree or injunction are not relating to compliance with any Environmental Law or to investigation or cleanup of Hazardous Materials under any Environmental Law that, individually or in the aggregate, would materially restrict Buyer's operation of the Target Companies. The Target Companies are not in any material respect in noncompliance with, breach of or default under any such order, decree or injunction, and, to Sellers' knowledge, no event has occurred or is continuing which, with the passage of time or the giving of notice or both, would constitute such material noncompliance, breach or default thereunder.

             (f) None of the Target Companies has, and, to Sellers' knowledge, no predecessor in interest of any of the Target Companies for which the Target Companies have assumed liability (by operation of law or otherwise) has, Released, transported or disposed of any Hazardous Materials on or off the real property owned, leased or operated by the Target Companies other than in a manner that would not, taken individually or in the aggregate, have a Material Adverse Effect; none of the Target Companies or, to the Sellers' knowledge, any of their predecessors in interest for which the Target Companies have assumed liability (by operation of law or otherwise), has received any written notice of the institution or pendency of any lawsuit, action, proceeding or investigation by any Person arising under any Environmental Laws which if adversely determined would have a Material Adverse Effect, or which would require the removal, cleanup or disposal of any Hazardous Materials, the costs for which would have a Material Adverse Effect.

             (g) None of the Target Companies has received any notice of any enforcement order or notice of violation issued or given by any Government Authority or private party, which is currently outstanding, in which order or notice the Target Companies or, to the knowledge of Sellers, any of their predecessors in interest have been named as potentially responsible parties.

         SECTION 3.20. Books and Records. Copies of all the minute books and stock record books of each of the Target Companies have been delivered or made available to Buyer for inspection and contain accurate records of all meetings of, and written consents by, the board of directors (and any committees thereof) and stockholders of each of the Target Companies since the later of January 1, 1996, such company's incorporation, or such company's acquisition by PennCorp or one of its Subsidiaries.

         SECTION 3.21. Bank Accounts. Section 3.21 of the Disclosure Schedule contains (a) a true and complete list of the names and locations of all banks, trust companies, securities brokers, and other financial institutions at which each of the Target Companies has an account or safe deposit box or maintains a banking, custodial, trading, trust, or other similar relationship and (b) a true and complete list and description of each such account, box, and relationship, including a list of all authorized signatories. At the time of the Closing, all monies and accounts of the Target Companies shall be held by, and be accessible only to, the Target Companies.

         SECTION 3.22. Insurance and Reinsurance.

             (a) All insurance policy and annuity contract benefits payable by United Life have in all material respects been paid in accordance with the terms of the insurance policies and annuity contracts under which they arose (representative copies of which have previously been provided to Buyer), except for such benefits for which there is a reasonable basis to contest payment. Except as set forth in Section 3.22(a) of the Disclosure Schedule, no outstanding insurance policy or annuity contract issued or assumed by any United Life entitles the holder thereof or any other Person to receive dividends, distributions or other benefits based on revenues or earnings of United Life or any other Person.

             (b) Section 3.22(b) of the Disclosure Schedule is a true and complete description of each material contract providing for reinsurance, coinsurance, excess insurance, ceding of insurance, assumption of insurance or indemnification of insurance liabilities to which United Life is a party which is currently in effect (collectively, the "Reinsurance Agreements"). United Life has not received any information which would reasonably cause it to believe that the financial condition of any other party to any reinsurance, coinsurance, excess insurance, ceding of insurance, assumption of insurance or indemnification of insurance agreement with the Company is so impaired as to result in a default thereunder.

             (c) Sellers have provided to Buyer's representative copies of all agreements with agents, brokers or other producers involved in the sale of United Life insurance policies or annuity contracts.

             (d) Except as required by law or as disclosed in Section 3.22(d) of the Disclosure Schedule, all amounts payable by United Life under any Reinsurance Agreement and, to the knowledge of Sellers, all amounts payable by any other Person that is a party to any Reinsurance Agreement have been paid in accordance with the terms of the contracts under which they arose, except for such amounts for which United Life reasonably believes there is a reasonable basis to contest payment or where the failure to pay would not reasonably be expected to have a Material Adverse Effect. Except as disclosed in Section 3.22(d) of the Disclosure Schedule, to the knowledge of Sellers, no reinsurer (other than United Life) that is a party to any of the Reinsurance Agreements has a valid defense to payment of its material obligations under such Reinsurance Agreements. United Life is not currently a party to any transaction or series of transactions that are required to be recorded as financial reinsurance pursuant to either GAAP or SAP.

             (e) The tax treatment under the Code of all insurance or annuity policies, plans or contracts; all financial products, employee benefit plans (other than the "Benefit Plans"), individual retirement accounts or annuities; or any similar or related policy, contract, plan, or product, whether individual, group, or otherwise, if any, issued or sold by United Life on or before the Closing Date is and at all times has been in all material respects the same or more favorable to the purchaser, policyholder or intended beneficiaries thereof as the tax treatment under the Code for which such policies, plans or contracts qualified or purported to qualify at the time of their issuance or purchase, except for changes resulting from changes to the Code which do not affect such policies, plans or contracts due to the effective date thereof and except as set forth in Section 3.22(e) of the Disclosure Schedule. Each hardware, software and firmware product used by United Life to maintain such contracts' qualification for the tax treatment under the Code for which such policies, plans or contracts qualified or purported to qualify at the time of their issuance or purchase is and at all relevant times has been properly designed and implemented to maintain such qualification. For purposes of this Section 3.22(e), the provisions of the Code relating to the tax treatment of such contracts shall include, but not be limited to, Sections 72, 79, 101, 104, 105, 106, 125, 130, 264, 401, 403, 404, 408, 408A, 412, 415, 419,
419A, 457, 501, 505, 817, 818, 1035, 7702, 7702A and 7702B. In addition, except as set forth in Section 3.22(e) of the Disclosure Schedule, each annuity contract issued by the Company qualifies as an annuity contract under Section 72 of the Code. Each life insurance policy issued by United Life qualifies as a life insurance contract for federal income tax purposes and any such policy which is a modified endowment contract under Section 7702A of the Code (each, a "MEC") has been marketed as such at all relevant times or the policyholder otherwise has consented to such MEC status. United Life is and at all times has been the owner for Federal income tax purposes of the assets in any segregated asset account underlying or supporting each variable annuity contract and each variable insurance policy.

             (f) Except as set forth in Section 3.22(f) of the Disclosure Schedule, to the extent that by operation of law or written agreement or otherwise the Target Companies are legally responsible therefor, the terms of each insurance contract issued by the Target Companies in connection with, or as part of, or pursuant to any employee benefit plan within the meaning of ERISA
Section 3(3) or under Code Section 457 ("Benefit Contracts") and the administration and operation thereof and of any plan funded in whole or in part through such Benefit Contract comply, and at all relevant times have complied, with the applicable provisions of the Code, ERISA, other applicable law and the terms of any written agreement with respect to such plan between any contract holder, plan sponsor, plan administrator or other plan fiduciary and the Target Companies, except where such noncompliance would not have a Material Adverse Effect, and to Sellers' knowledge, no transaction has occurred with respect to any Benefit Contract or any such plan that would be considered a non-exempt prohibited transaction under Section 406 or 407 of ERISA, except for any transaction which would not have a Material Adverse Effect.

             (g) Except as set forth in Section 3.22(g) of the Disclosure Schedule, to the extent that by operation of law or written agreement or otherwise the Target Companies are legally responsible therefor, the terms of each employee benefit plan within the meaning of ERISA Section 3(3) or under Code Section 457 sold by the Target Companies or with respect to which the Target Companies provide funding vehicles (other than Benefit Contracts) or administrative or other services ("Employee Plans") and the administration and operation thereof comply, and at all relevant times have complied, with the applicable provisions of the Code, ERISA, other applicable law and the terms of any written agreement with respect to such Employee Plan between any contract holder, plan sponsor, plan administrator or other plan fiduciary and the Target Companies, except where such noncompliance would not have a Material Adverse Effect.

             (h) Except as set forth in Section 3.22(h) of the Disclosure Schedule, as of the date of this Agreement, no policyholder, contractholder, group of affiliated policyholders or contractholder, or Persons writing, selling or producing insurance business that individually or in the aggregate for each such policyholder, contractholder, group or Person, accounted for 5% or more of the premium or annuity income of United Life for the year ended December 31, 1998, has terminated or, to the knowledge of Sellers, has threatened to terminate its business relationship with United Life.

             (i) United Life has not engaged in any transaction or omitted to take any action with its general account that would be considered a non exempt prohibited transaction under Section 406 or 407 of ERISA or that would result in a breach of fiduciary duty under Section 404 of ERISA, except for such transactions or omissions that have not had or would not have a Material Adverse Effect.

         SECTION 3.23. Labor Matters.

             (a) None of the Target Companies is a party to any labor or collective bargaining agreement.

             (b) No employees of the Target Companies are represented by any labor organization that is certified to represent such employees under the National Labor Relations Act. No labor organization or group of employees of any of the Target Companies has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened to be brought before or filed with the National Labor Relations Board or any other labor relations tribunal or authority. To the knowledge of Sellers, there are no organizing activities involving any of the Target Companies pending with any labor organization or group of employees of any of the Target Companies.

             (c) Except as set forth in Section 3.23(c) of the Disclosure Schedule, there are no strikes, work stoppages, slowdowns, lockouts, material arbitrations or material grievances or other material labor disputes pending or threatened against or involving any of the Target Companies.

             (d) Each of the Target Companies is in compliance with all laws, regulations and orders relating to the employment of labor, including all such laws, regulations and orders relating to wages, hours, WARN, collective bargaining, discrimination, civil rights, safety and health, workers' compensation and the collection and payment of withholding and/or social security Taxes and any similar Tax, other than such noncompliance that would not reasonably be expected to have a Material Adverse Effect.

             (e) There are no complaints, charges or claims against any of the Target Companies pending or, to the knowledge of Sellers, threatened that could be brought or filed with any Governmental Authority, arbitrator or court based on, arising out of, in connection with or otherwise relating to the employment or termination of employment by any of the Target Companies of any individual prior to the date hereof or the Closing Date, other than such complaints, charges or claims that would not reasonably be expected to have a Material Adverse Effect.

         SECTION 3.24. Year 2000 Compliance.

             (a) The Target Companies have reviewed the areas within their businesses and operations which they believe could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by the Target Companies may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date on or after December 31,
1999), and is making related inquiries of third parties with whom the Target Companies exchange data electronically. Based on such reviews, and except as set forth in Section 3.24(d) below, Sellers and the

Target Companies believe that the "Year 2000 Problem" will not have a Material Adverse Effect. To Sellers' knowledge, except as set forth in Section 3.24(a) of the Disclosure Schedule, and except as set forth in Section 3.24(d) below, each hardware, software and firmware product used by the Target Companies in their business and operations will be Year 2000 Compliant on or before December 31, 1999, except for such noncompliances that would not have a Material Adverse Effect.

             (b) Notwithstanding the foregoing Section 3.24(a), each hardware, software and firmware product included in, or used in conjunction with, the products collectively marketed as "CyberLink" is currently, and as of the date of Closing will be, Year 2000 Compliant in all material respects, except as set forth in Section 3.24(b) of the Disclosure Schedule and except for data feeds from unaffiliated third parties which may not be Year 2000 Compliant.

             (c) For purposes of this Section 3.24, the term "Year 2000 Compliant" means that: (i) the functions, calculations and other computing processes of the relevant hardware, software and firmware, including without limitation all applications and formats (collectively, "Processes") perform in a consistent manner regardless of the date in time on which the Processes are actually performed and regardless of the date of input, whether before, on or after January 1, 2000, and whether or not the dates are affected by leap years;
(ii) the relevant hardware, software and firmware accepts, calculates, compares, sorts, extracts, sequences and otherwise processes date inputs and date values, and returns and displays date values, in a consistent manner regardless of the dates used, whether before, on or after January 1, 2000; (iii) the relevant hardware, software and firmware will function without interruptions caused by the date in time on which the Processes are actually performed or by the date input, whether before, on or after January 1, 2000; (iv) the relevant hardware, software and firmware accepts and responds to year-date input in a manner that resolves any ambiguities as to the century in a defined, predetermined and appropriate manner; and (v) the relevant hardware, software and firmware stores and displays date information in ways that are unambiguous as to the determination of the century.

             (d) Notwithstanding anything in this Agreement to the contrary, Sellers (i) shall not be deemed to have breached any representation or warranty contained in this Section 3.24 with respect to any software purchased or licensed from non-affiliated third parties to the extent that such representations and warranties relating thereto were made in good faith in reliance upon written statements of the vendors or licensors of such software to the effect that such software is Year 2000 Compliant, (ii) are not making any representation and warranty that the Target Companies' computer systems will be Year 2000 Compliant if combined with or integrated into any system or systems of Buyer, (iii) are not making any representation or warranty that such computer systems will be Year 2000 Compliant if the plans, methodologies, processes or vendors of the Target Companies are changed after the Closing, and (iv) are not making any representation or warranty that such computer systems will be Year 2000 Compliant in the event any change, noncompliance, failure, act of God or other external event beyond the reasonable control of the Target Companies (other than the passage of time) shall occur which directly or indirectly affects the operation of such computer systems.

         SECTION 3.25. Financial Condition. The sale of the Shares and the Marketing One Assets is not being made with the actual intent to hinder, delay or defraud any entity to which any Seller is indebted as of the date hereof or any entity to which any Seller may become indebted subsequent to the date hereof. Sellers have valid business reasons for selling the Shares and the Marketing One Assets, as applicable, and have concluded that the Purchase Price represents reasonably equivalent value for the Shares and Marketing One Assets. No Seller is engaged in any business or transaction, nor is any Seller about to engage in any business or transaction, for which any property remaining with any Seller is or will be an unreasonably small capital, and no Seller intends to incur, nor believe that is has incurred, debts beyond its ability to pay as they mature or as such Seller expects them to otherwise become due and payable.

                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer hereby represents and warrants to Sellers as follows:

         SECTION 4.1. Organization; Qualifications and Operations. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, with all requisite corporate power and authority to own the Shares. Buyer is qualified or licensed to do business and is in good standing in each jurisdiction in which the ownership or leasing of property by it or the conduct of its business requires such licensing or qualification, except where the failure to be so qualified or licensed will not affect Buyer's ability to consummate the transactions contemplated by this Agreement (a "Buyer Material Adverse Effect").

         SECTION 4.2. Authorization. Buyer has full corporate power and authority to execute and deliver this Agreement and each other document to be delivered by Buyer in connection herewith (the "Buyer Ancillary Agreements") and to consummate the transactions contemplated hereby and thereby. No other corporate proceeding on the part of Buyer is necessary to authorize the execution and delivery of this Agreement and the Buyer Ancillary Agreements or to consummate the transactions contemplated hereby and thereby. This Agreement has been, and, at Closing, the Buyer Ancillary Agreements will be, duly and validly executed and delivered by Buyer and constitutes, or will constitute, a valid and binding obligation of Buyer, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

         SECTION 4.3. No Violation. None of the execution and delivery of this Agreement or the Buyer Ancillary Agreements by Buyer, the performance by Buyer of its obligations hereunder or thereunder or the consummation by Buyer of the transactions contemplated hereby or thereby will (a) violate, conflict with or result in any breach of any provision of the Certificate or Articles of Incorporation or Bylaws of Buyer (or similar organizational documents), (b) violate or conflict with or result in a violation or breach of, or constitute a default (with or without due notice or lapse of time or both) under the terms, conditions or provisions of any note, bond, mortgage, indenture or deed of trust, or any license, lease or agreement to which Buyer or any of Buyer's subsidiaries is a party or by which any of their assets is bound or (c) violate any order, writ, judgment, injunction, decree, statute, rule or regulation of any Governmental Authority applicable to Buyer or any of Buyer's subsidiaries or any of their assets, except in each case as would not have a Buyer Material Adverse Effect.

         SECTION 4.4. Consents and Approvals. Except as set forth in Section 4.4 of the Disclosure Schedule, no filing or registration with, no notice to and no permit, authorization, consent or approval of any third party or any Governmental Authority is necessary for the consummation by Buyer of the transactions contemplated by this Agreement and the Buyer Ancillary Agreements other than consents and approvals of or filings or registrations with (a) the DOJ pursuant to the HSR Act, (b) the insurance department of the State of Texas,
(c) the NASD, (d) the United States Federal Reserve Board and (e) a notice filing with Netherlands Insurance Regulators. Buyer is not aware of any facts which could reasonably be expected to prevent Buyer from obtaining the foregoing consents and approvals.

         SECTION 4.5. Brokers' Fees and Commissions. Neither Buyer nor any of its directors, officers, employees or agents has employed any investment banker, broker or finder in connection with the transactions contemplated hereby.

         SECTION 4.6. Purchase for Investment. Buyer is acquiring the Shares for its own account for investment purposes and not with a view to the distribution of the Shares. Buyer has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Shares. Buyer is an "accredited investor" as defined in Rule 501 of the Securities Act of 1933, as amended. Buyer is aware and understands that the Shares have not been registered under the Securities Act of 1933 or under the securities laws of any state, that any transfer of the Shares will be restricted by such act and such state laws, and that the certificates representing the Shares will bear legends to such effect. Buyer will not, directly or indirectly, dispose of the Shares except in compliance with applicable federal and state securities laws.

         SECTION 4.7. Financing. Buyer has sufficient funds available necessary to consummate the acquisition by Buyer of the Shares.

         SECTION 4.8. No Assets of Benefit Plan. Buyer is not using or treated under applicable law as using the assets of any Benefit Plan to engage, directly or indirectly, in any of the transactions contemplated by this Agreement (other than payments in accordance with the terms of the Benefit Plans).

                                   ARTICLE V

                                    COVENANTS

         SECTION 5.1. Conduct of Business Prior to the Closing. Except as expressly contemplated by this Agreement, as set forth in Section 5.1 of the Disclosure Schedule or with the prior written consent of Buyer (not to be unreasonably withheld or delayed), during the period from the date of this Agreement to the Closing, Sellers will cause each of the Target Companies to conduct its business and operations according to its ordinary and usual course of business and will use all reasonable efforts consistent therewith to preserve intact and, as applicable, maintain in good repair its properties, assets and business organizations, to keep available the services of its officers, agents and employees and to maintain satisfactory relationships with policyholders, agents and regulators, in each case in the ordinary course of business. Without limiting the generality of the foregoing, and except as otherwise provided in this Agreement and as set forth in Section 5.1 of the Disclosure Schedule, prior to the Closing, Sellers will not permit any of the Target Companies to, without the prior written consent of Buyer (not to be unreasonably withheld or delayed):

             (a) issue, sell or pledge, or authorize or propose the issuance, sale or pledge of additional shares of capital stock of any class, or securities convertible into any such shares, or any rights, warrants or options to acquire any such shares or other convertible securities;

             (b) redeem, purchase or otherwise acquire any outstanding shares of its capital stock;

             (c) propose or adopt any amendment to its Certificate or Articles of Incorporation or Bylaws;

             (d) except in the ordinary course of business, and consistent with past practice incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse the obligations of any other Person;

             (e) increase in any manner the rate or terms of compensation of any of its directors, officers or other employees, except such increases as are granted in the ordinary course of business consistent with past practice, or enter into any employment, severance or collective bargaining agreement;

             (f) except in the ordinary course of business, and consistent with past practice (i) sell, transfer or otherwise dispose of any of its property or assets or (ii) mortgage or encumber any of its property or assets;

             (g) enter into, materially modify or amend, or terminate any material agreements, commitments or contracts, except as provided by this Agreement or in the ordinary course of business and consistent with past practice (provided, however, that any such modification, amendment or termination of an agreement, commitment or contract involving CyberLink must be approved by Buyer, such approval not to be unreasonably withheld);

             (h) declare, set aside or pay any dividend or other distribution in respect of its capital stock, other than the projected dividends set forth in Section 5.1(h) of the Disclosure Schedule and except as provided in Section 5.15 hereof and Section 3.22(a) of the Disclosure Schedule;

             (i) except in the ordinary course of business and consistent with past practice or with respect to capital projects approved prior to the date hereof and disclosed in Section 5.1(i) of the Disclosure Schedule, enter into any agreement or commitment involving an aggregate capital expenditure or commitment exceeding $25,000;

             (j) amend, adopt or terminate any of its Benefit Plans with respect to Target Employees, except as required by law and except as contemplated by this Agreement;

             (k) make any change in accounting methods, principles or practices, except as may be required by a change in SAP or GAAP or applicable law;

             (l) take any action (other than actions specifically contemplated by this Agreement) that would intentionally result in a breach of the representations and warranties contained in Article III of this Agreement;

             (m) change its tax accounting or reporting principles or practices or settle or compromise (or have settled or compromised on its behalf) any liability with respect to Taxes;

             (n) settle or compromise any Existing Litigation for other than monetary damages or settle or compromise any other claim (including arbitration, but excluding claims settled in the ordinary course of business under insurance policies issued by United Life);

             (o) fail to comply in any material respect with applicable laws;

             (p) make any payment to any affiliate, except pursuant to existing agreements disclosed in the Disclosure Schedule or as otherwise permitted by this Agreement; or

             (q) agree in writing to take any of the foregoing actions.

In addition to the foregoing, Sellers agree that from the date hereof until the Closing Date, United Life may purchase and sell its Investment Assets, and invest and reinvest income and proceeds in respect thereof only in accordance with the ordinary course investment policies of United Life as set forth in
Section 5.1 of the Disclosure Schedule or as otherwise mutually agreed upon by Buyer and Sellers. The Sellers further agree that they shall make available to Buyer the internal reports of the Target Companies generated in the ordinary course of business consistent with past practice regarding purchases, acquisitions, sales and dispositions of Investment Assets and all investments and reinvestments of income and proceeds in respect thereof.

         SECTION 5.2. Access to Information. Between the date hereof and the Closing Date, Sellers shall cause each of the Target Companies and Southwestern Financial Services Corporation to give to Buyer and its counsel, accountants, and other authorized representatives and agents, full access, during regular business hours and upon reasonable advance notice, to any and all of its premises, properties, contracts, books and records, and will cause its officers and employees to furnish to Buyer and its representatives any and all data and information pertaining, directly or indirectly, to the Target Companies and the Marketing One Assets that Buyer shall from time to time reasonably request, and shall permit Buyer and its representatives to make extracts and copies thereof; provided, however, that Buyer's rights pursuant to this Section 5.2 shall not be exercised in a manner which would materially interfere with the day to day operations of Sellers or any Target Company. If the acquisition contemplated herein is consummated, Buyer covenants and agrees that it shall preserve and keep the records of the Target Companies delivered to it hereunder for a period of five years from the Closing Date, or with respect to records relating to matters subject to a representation and warranty contained herein which survives the Closing for a period greater than five years, for so long as such representation and warranty survives, and shall make such records available to Sellers and their affiliates, as reasonably required by Sellers and their affiliates in connection with any legal proceedings by or against, or governmental investigations of, Sellers or any of their affiliates, or in connection with any tax examination of Sellers or any consolidated group of which any of it was a part or for any other proper business purpose of Sellers or their affiliates.

         SECTION 5.3. HSR Act Filings. As soon as practicable after the date of this Agreement, provided that the parties will use their commercially reasonable best efforts to make such filings within 10 Business Days after the date hereof, Sellers and Buyer shall make appropriate filings with the DOJ under the HSR Act, with respect to the transactions contemplated by this Agreement. In connection with such filings, the parties hereto shall, in cooperation with each other, and as promptly as reasonably practicable from time to time hereafter, make all such further filings and submissions, and take such further action, as may be required in connection therewith. Each party shall furnish the others all information in its possession necessary for compliance by the others with the provisions of this Section 5.3. No party shall withdraw any such filing or submission prior to the termination of this Agreement without the written consent of the other parties.

         SECTION 5.4. Regulatory Approvals. As soon as practicable, provided that Buyer will use its commercially reasonable best efforts to make such filings within 20 Business Days after the date hereof, Buyer shall file all applications and other documents, and shall use its reasonable best efforts to obtain all consents and approvals, as are required to be filed or obtained by it under the applicable laws of the State of Texas, and of any other applicable jurisdictions, including all requisite approvals of the insurance regulatory authorities in such jurisdictions and all other governmental approvals, including approvals by the NASD, required for consummation of the transactions contemplated by this Agreement, in each case as promptly as is practicable. Sellers shall cause each Target Company to take all such actions (other than the payment of money not then due and owing or the provision of other consideration) as are reasonably requested by Buyer to assist Buyer in completing all such filings and obtaining all such consents and approvals as are required to be made and obtained. Buyer shall take all such actions (other than the payment of money not then due and owing or the provision of other consideration) as are reasonably requested by Sellers to assist in completing all filings and obtaining all consents and approvals as Sellers or any Target Company may be required to make and obtain.

         SECTION 5.5. All Reasonable Efforts. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done as promptly as practicable, all things necessary, proper and advisable under applicable laws and regulations to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement. If at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, including, without limitation, the execution of additional instruments, the proper officers and directors of each party to this Agreement shall take all such necessary action.

         SECTION 5.6. Public Announcements. The parties hereto will consult with each other and will mutually agree (the agreement of each party not to be unreasonably withheld or delayed) upon the content and timing of any press release or other public statements with respect to the transactions contemplated by this Agreement and shall not issue any such press release or make any such public statement prior to such consultation and agreement, except as may be required by applicable law or by obligations pursuant to any listing agreement with any securities exchange or any stock exchange regulations; provided, however, that each party will give prior notice to the other parties of the content and timing of any such press release or other public statement required by applicable law or by obligations pursuant to any listing agreement with any securities exchange or any stock exchange regulations.

         SECTION 5.7. Disclosure Supplements; Updated Financial Information.

             (a) From time to time prior to the Closing and as soon as reasonably practicable following a material event, Sellers shall supplement or amend the Disclosure Schedule delivered in connection herewith (i) with respect to any matter which was required to be disclosed or set forth in the Disclosure Schedule on the date of this

Agreement but was omitted from the Disclosure Schedule (a "Pre-Signing Matter") and (ii) with respect to any matter which, if existing or occurring at or prior to the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedule or which is necessary to correct any information in such Disclosure Schedule which has been rendered inaccurate thereby (a "Post-Signing Matter"); provided, however, that Sellers shall not be required to supplement the Disclosure Schedule with respect to any Post-Signing Matter complying with Section 5.1. Supplements and amendments for Pre-Signing Matters shall not be given effect for purposes of Section 6.1(d) or 8.3(a)(i). Supplements and amendments for Post-Signing Matters shall not be given effect for purposes of Section 6.1(d), but if the Closing occurs, such supplements shall be given effect for purposes of Section 8.3(a)(i) and Buyer shall be deemed to have waived any right or claim it may otherwise have or have had on account of any Post-Signing Matter so disclosed in such supplement or amendment (it being understood that Buyer shall not be deemed to have waived any right or claim as to any matter disclosed in any such supplement or amendment relating to a covenant made by Sellers).

             (b) As soon as reasonably practicable following the date of this Agreement, Sellers shall deliver or cause to be delivered to Buyer true and complete copies of (i) audited financial statements of United Life as at and for the year ended December 31, 1998, together with the notes thereto (the "1998 Audited Financial Statements"), which shall be certified by KPMG, independent public accountants for United Life, and which shall be delivered to Buyer no later than April 15, 1999, and (ii) the 1998 Annual Statement of United Life and the 1998 annual statement of the separate accounts of United Life in the same form as will be filed with the insurance department of the State of Texas. In addition, Sellers shall, as soon as reasonably practicable, provide all other financial data and other information relating to the Target Companies filed with any regulatory body. The 1998 Audited Financial Statements will be based on the books and records of United Life, will fairly present, in all material respects, the financial condition and results of operations of United Life as of the dates and for the periods indicated therein and will be prepared in all material respect in accordance with SAP.

         SECTION 5.8. No Implied Representations or Warranties. Buyer hereby acknowledges and agrees that Sellers are not making any representation or warranty whatsoever, express or implied, except those representations and warranties of Sellers explicitly set forth in this Agreement or in the Disclosure Schedule or in any certificate contemplated hereby and delivered by Sellers in connection herewith. Except as explicitly set forth herein, none of Sellers or any of their subsidiaries, or any of their respective officers, directors, shareholders, employees, affiliates or representatives has made or is making any representation, express or implied, as to the value of any asset or business being so acquired, or any warranty of merchantability, suitability or fitness for a particular purpose.

         SECTION 5.9. Employment and Employee Benefits.

             (a) No later than 45 days after the date hereof and at least five business days before the Closing Date, Buyer shall deliver to Sellers a written notice separately identifying (i) those Target Employees to whom Buyer will offer employment effective as of Closing (the "Designated Employees"), (ii) those Target Employees that Buyer desires to be retained by Sellers for purposes of providing the services contemplated by the Transition Services Agreement (the "Transition Employees") and (iii) those Target Employees that shall be neither Designated Employees or Transition Employees (the "Retained Employees"). Within five business days after Buyer delivers written notice to Sellers identifying any Retained Employee and specifies a specific 14-day termination period with respect to such employee, unless otherwise directed by Buyer, Sellers shall notify in writing such Retained Employee that his or her employment shall be terminated, contingent upon the closing of the transactions contemplated by this Agreement, during the designated 14-day period to be set forth in such notice. In no event shall a Retained Employee be terminated within 14 days after the Closing Date. At Buyer's direction, Sellers shall provide written notice to any Retained Employee amending the period for termination of such Retained Employee to commence on a later date; provided, however, that Sellers shall not be obligated to provide more than one extension with respect to any Retained Employee.

             (b) Notwithstanding anything in this Section 5.9 to the contrary (except for the immediately following sentence), at and following Closing Buyer shall assume and be liable for, and shall indemnify and hold Sellers and their affiliates harmless from, all obligations and other liabilities under each Employee Retention Agreement relating to a Target Employee to which either Seller, any Target Company and/or any affiliate of either Seller is a party and which agreement is set forth in Section 5.9(a) of the Disclosure Schedule regardless of whether such Target Employee is a Designated Employee, Transition Employee or Retained Employee. Notwithstanding the foregoing sentence or any other provision of this Section 5.9 to the contrary, Sellers shall pay all existing transaction bonuses payable as a result of the consummation of the transactions contemplated hereby at such time as such bonuses are payable pursuant to their terms.

             (c) Without regard to the $4,000,000 limit set forth in Section 8.2(b) but subject to all other limitations under such Section, Sellers shall be responsible for and shall defend, indemnify and hold harmless the Buyer and its affiliates from and against all obligations and liabilities arising from or in connection with Target Employees and persons formerly employed by Sellers or their affiliates who primarily rendered services to or on behalf of UC, the United Life Companies or the Subsidiaries of the United Life Companies with respect to the following matters or persons:

               (i) those claims identified in Sections 3.10, 3.13(g), (h) and
         (i) and 3.23(c) of the Disclosure Schedule and undisclosed claims that were required to be identified on such Schedules or that constitute a breach of any representation in Section 3.13 or 3.23;

               (ii) claims arising on or after the Closing Date to the extent attributable to Seller's acts or omissions (excluding any acts or omissions by

         Sellers or its affiliates at the direction of Buyer or attributable to Buyer's failure to provide timely directions to Sellers or its affiliates);

               (iii) compensation and employee benefits through any period of notice of termination and severance pay with respect to Designated Employees (A) who are offered employment by Buyer at comparable compensation and with comparable duties as such employee had immediately prior to the Closing Date and that does not involve relocation to a location greater than 50 miles from the location of such Designated Employee's employment immediately prior to the Closing Date and (B) no later than the Closing Date, do not accept such employment;

               (iv) Retained Employees who are not provided a notice of termination by Sellers or its affiliates on or before the 60th day following the Closing Date and compensation and benefits for Retained Employees for (A) any period following Closing and prior to notice of termination of employment and (B) any period of notice of termination not required by law and greater than two weeks or such other period reasonably and mutually agreed to by Buyer and Sellers;

               (v) severance pay and compensation and benefits for any period of notice of termination reimbursed to Sellers or their affiliates by Buyer with respect to any Target Employee reemployed by Sellers or their affiliates within three months following the Target Employee's termination of employment with Sellers or their affiliates, provided such employment is at a location not greater than 50 miles from such Target Employee's place of employment on the Closing Date; and .

               (vi) if a fixed transition services fee (inclusive of compensation and benefits for Transition Employees) is agreed to by Buyer and Sellers, compensation and benefits for Transition Employees with respect to their designated transition period of employment and for any period of notice of termination of employment not expressly provided for in Section 5.9(d) below.

For purposes of this Section 5.9(c) and Section 5.9(d), severance pay shall include any employee benefits provided for the period of severance under any severance plan of Sellers or their affiliates, but in the case of medical coverage on or after the Closing Date (i.e., claims incurred on or after the Closing Date) under any self-insured medical plan shall be limited to COBRA premiums for such coverage less any required employee share of premiums.

             (d) Except as provided in Section 5.9(b) or 5.9(c), Buyer shall be responsible for and shall defend, indemnify and hold harmless the Sellers and their affiliates from and against, all obligations and liabilities arising from or in connection with Target Employees and persons formerly employed by Sellers or their affiliates who primarily rendered services to or on behalf of UC, the United Life Companies or

Subsidiaries of the United Life Companies with respect to the following matters or persons:

               (i) claims arising on or after the Closing Date to the extent attributable to Buyer's acts or omissions (including, but not limited to, Buyer's decision to offer or not offer employment to Target Employees, Buyer's supervision of or failure to supervise Transition Employees and Buyer's directions to Sellers or its affiliates regarding Transition Employees;

               (ii) all obligations and liabilities arising or in connection with employment or termination of employment prior to the Closing Date;

               (iii) Designated Employees who accept employment with the Buyer or its affiliates (including claims arising prior to the Closing Date and not retained by Sellers pursuant to the preceding Section) or who were not offered by Buyer employment at comparable compensation and with comparable duties as such employee had immediately prior to the Closing Date and that does not involve relocation to a location greater than 50 miles from the location of such Designated Employee's employment immediately prior to the Closing Date;

               (iv) severance pay for Transition Employees given notice of termination at any time prior to the 60th day following the end of the term of the Transition Services Agreement and compensation and benefits for such employees for any period of notice of termination (not exceeding 60 days) not coincident with a portion of their designated transition period of employment;

               (v) accrued and unpaid premiums as of the Closing Date on insurance policies underlying the Sellers' Benefit Plans and other accrued and unpaid non-insured amounts necessary to satisfy any claims for benefits under the Sellers' and their affiliates Benefit Plans; provided that any liability for medical coverage under any self-insured medical plan for any individual shall be limited to claims actually incurred (medical services or products rendered or delivered) prior to the Closing Date; and

               (vi) (A) severance pay for Retained Employees given notice of termination at any time prior to the 60th day following the Closing Date and compensation and benefits for such employees for any period of notice of termination (x) required by law (but only for any portion of such period after the Closing Date) or (y) commencing after the Closing Date and not exceeding two weeks (unless otherwise reasonably and mutually agreed by Sellers and Buyer), or (B) at Sellers' discretion and in lieu of any Retained Employee, severance pay for any employee of Sellers or their affiliates who is replaced by a Retained Employee (but not to exceed the severance pay that would be payable to the Retained Employee replacing such employee in the event of the Retained Employee's termination of employment).

             (e) At and following the Closing Date, Sellers shall administer and pay, and shall indemnify and hold Buyer harmless for any liabilities or expenses, (i) with respect to the Benefit Plans, except as specified in Section 5.9(c) above, (ii) any "employee benefit plans" (as defined in Section 3(3) of ERISA) currently or previously sponsored by Sellers other than the Benefit Plans, and (iii) with respect to any liability arising under Title IV of ERISA by reason of the Target Companies being required to be aggregated with any other entity prior to and not after the Closing Date pursuant to Section 414(b), (c) or (m) of the Code.

             (f) Buyer shall, and shall cause its subsidiaries (including the Target Companies), to provide employee benefits and compensation for Designated Employees that are at least substantially comparable in the aggregate to the employee benefits and compensation (i) provided by Sellers or their affiliates under the Benefit Plans and compensation arrangements in effect as of the Closing Date or (ii) provided by Buyer to similarly situated employees of Buyer under its employee benefit plans and compensation arrangements.

             (g) If Designated Employees are included in any benefit plan (including without limitation, provision for vacation) of Buyer or its subsidiaries, such employees shall receive credit for service prior to the Closing Date with Sellers or any of their subsidiaries or affiliates to the same extent such service was counted under similar Benefit Plans for purposes of eligibility, vesting and eligibility for retirement, and benefit accrual with respect to vacation, disability and severance. Buyer shall provide medical, dental and health plan coverage to Designated Employees as of the Closing Date that shall not include pre-existing condition exclusions, except to the extent such exclusions were applicable under the similar Benefit Plan as of the Closing Date, and such plans shall provide credit for any deductibles and co-payments applied or made with respect to each Designated Employee in the calendar year of the Closing.

             (h) From the date hereof to the Closing Date, Sellers shall cause the Target Companies to contribute or accrue employer matching contributions with respect to the Designated Employees in accordance with the terms of the policies of the Target Companies in effect as of the date hereof. Immediately after the Closing, Sellers shall cause any accounts relating to Designated Employees under any 401(k) plan maintained by Sellers or their Subsidiaries to fully vest. As soon as practicable after the Closing Date, Buyer shall cause a 401(k) plan maintained by Buyer or the Target Companies to accept "eligible rollover contributions," within the meaning of Section 402(f)(2)(A) of the Code, from any 401(k) plan maintained by Sellers or their subsidiaries or affiliates prior to the Closing Date, for the benefit of Designated Employees.

             (i) Sellers and Buyer may consult with each other regarding any Retained Employee or Transition Employee whose services prior to the Closing Date are believed to be material to the Target Companies. In the event Sellers determine to implement a stay bonus arrangement with respect to any such Retained Employee or Transition Employee, the cost of such stay bonus shall be shared equally by Sellers and the Target Companies. In the event Sellers determine not to implement a stay bonus arrangement with respect to any such Retained Employee or Transition Employee, but Buyer requests that a stay bonus be implemented with respect to such Retained Employee or Transition Employee, then the entire cost of such stay bonus will be paid by the Target Companies.

             (j) At and following Closing, Sellers shall, at Buyer's sole cost and expense, use their commercially reasonable efforts to arrange, if available, for United Life to obtain such "stop-loss" insurance coverage with respect to the matters set forth in this Section 5.9, as Buyer shall reasonably request.

             (k) Subject to Section 10.5, this Section 5.9 shall not confer any rights or remedies upon any Person other than Sellers, Buyer and their respective successors and permitted assigns.

         SECTION 5.10. Nonsolicitation. Sellers hereby agree that, for a period commencing on the Closing Date and ending on the second anniversary of the Closing Date, they will not, without Buyer's prior written consent, directly or indirectly, solicit or hire any of the employees set forth in Section 5.10 of the Disclosure Schedule; provided, however, that nothing herein shall prohibit either Seller or any of its subsidiaries from publishing a general solicitation of employment in any newspaper, magazine, trade publication or other medium or from soliciting or hiring any person whose employment with any Target Company was terminated by such Target Company prior to such solicitation or hiring.

         SECTION 5.11. Acquisition Proposals. Sellers shall not, nor shall they authorize or permit Target Company or any of their respective officers, directors or employees, or any investment banker, attorney or other advisor or representative acting on their behalf to, directly or indirectly, (a) solicit or initiate the submission of any Acquisition Proposal (as hereinafter defined) or
(b) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal. For purposes of this Agreement, "Acquisition Proposal" means any proposal with respect to a merger, consolidation, share exchange or similar transaction involving any of the Target Companies or the Marketing One Assets, or any purchase of all or any significant portion of the assets of any of the Target Companies, or any equity interest in any of the Target Companies or the Marketing One Assets, other than the transactions contemplated hereby and except for the transactions set forth on
Section 5.11 of the Disclosure Schedule.

         SECTION 5.12. Tax Matters.

             (a) Except as provided in Section 5.12(b), Sellers shall prepare and file (or cause to be prepared and filed) in proper form with the appropriate Governmental Authority in a timely manner (with extensions) (i) all Tax Returns of the Target Companies that are required to be filed on or before the Closing Date, taking into account all available extensions, and (ii) all Tax Returns in which the Target Companies join with

Sellers or any of their affiliates (including, without limitation, any federal consolidated income Tax Return and any state or local affiliated, consolidated, combined, or unitary Tax Return), and shall (except to the extent provided in
Section 5.12(e)(i)) pay the Taxes required to be paid with such Tax Returns (subject to any right of reimbursement or indemnification hereunder). All Tax Returns of the Target Companies that are required to be filed after the Closing Date (other than the Tax Returns described in clause (ii) above) shall be timely filed by or at the instruction of Buyer, which shall pay any Taxes required to be paid with such Tax Returns (subject to any right of reimbursement or indemnification hereunder). In order to assist Buyer in the preparation of all Tax Returns that Buyer is required to prepare hereunder (including under Section 5.12(b)), Sellers shall act in good faith to provide Buyer, within a reasonable period after request therefor and prior to the date for filing any such Tax Return (taking into account available extensions), with the information within the knowledge or control of Sellers or their affiliates that may be necessary or appropriate for the preparation of each such Tax Return.

             (b) Tax Returns of or including the Target Companies for any taxable period that begins before the Closing Date shall be prepared in a manner consistent with past positions or practices relating to Tax Returns or Tax matters of the Target Companies. With respect to any Tax Return required to be filed by Buyer with respect to the Target Companies and as to which an amount of Tax liability is allocable to Sellers under this Section 5.12, Buyer shall provide Sellers with a copy of such completed Tax Return and a statement certifying the amount of Tax shown on such Tax Return that is allocable to Sellers pursuant to this Section 5.12, together with appropriate supporting information and schedules, at least 20 Business Days prior to the due date (including any extension thereof) for the filing of such Tax Return, and Sellers shall have the right to review and comment on such Tax Return and Buyer's statement prior to the filing of such Tax Return. Sellers shall have the right to dispute the amount of Taxes allocated to them by Buyer, and any dispute that cannot be resolved between the parties shall be resolved in accordance with the provisions of this Section 5.12. With respect to any Tax Return required to be filed by Sellers for or with respect to the Target Companies and as to which an amount of Tax liability is allocable to Buyer under this Section 5.12, (i) in the case of CyberLink and UC (and in the case of any estimated Tax Return for or including United Life for the period January 1, 1999 through the Closing Date), Sellers shall provide Buyer with a copy of such completed Tax Return and a statement certifying the amount of Tax shown on such Tax Return that is allocable to Buyer pursuant to this Section 5.12, and (ii) in the case of United Life (except as described in clause (i)), Buyer shall provide Sellers with a copy of the United Life Tax Return to be filed by Sellers and a statement certifying the amount of Tax on such Tax Return that is allocable to Buyer pursuant to this Section 5.12, together in each case with appropriate supporting information and schedules, at least 60 Business Days prior to the due date (including any extension thereof) for the filing of such Tax Return (except with respect to estimated Tax Returns, which shall be provided 10 Business Days prior to their due date), and Buyer or Seller (as the case may be) shall have the right to review and comment on such Tax Return and the statement prior to the filing of such Tax Return. Either party shall have the right to dispute the amount of Taxes allocated to Buyer under such Tax Returns and statement and any dispute that cannot be resolved between the parties shall be resolved in accordance with the provisions of this Section 5.12.

             (c) Subject to Section 5.12(d), Sellers agree to indemnify and hold Buyer and the Target Companies harmless against the following Taxes and against any loss, damage, liability, or expense, including reasonable fees for attorneys and consultants, incurred in contesting or otherwise in connection with any such Taxes, but only to the extent such Taxes or other costs have not been adequately provided for by a reserve of the Target Companies for Taxes for their 1998 taxable years (or portions thereof) (but not including any reserve for, or other amount of, deferred Taxes) as shown on the final 1998 Annual Statement of United Life or final 1998 financial statements for the other Target Companies (provided that any such reserve was established in the ordinary course of business): (i) Taxes imposed on the Target Companies with respect to taxable periods of any such corporation ending on or before December 31, 1998; (ii) with respect to taxable periods beginning before December 31, 1998 and ending after December 31, 1998, (A) Taxes imposed on the Target Companies which are allocable, pursuant to
Section 5.12(d), to the portion of such period ending on December 31, 1998, and
(B) Taxes imposed on the Target Companies by reason of any such corporation's distributive share of income or loss from, or otherwise in respect of, any partnership in which the corporation was a member on or prior to the Closing Date that are allocable, pursuant to Section 5.12(d), to the portion of such period ending on December 31, 1998, (iii) except as provided in Section 5.12(e) Taxes imposed on the Target Companies by reason of any of them being a member of any affiliated, consolidated, unitary, or combined group for a taxable period ending on or before the Closing Date or as a transferee or successor under any tax allocation, sharing or assumption agreement with respect to such period;
(iv) Taxes imposed on Buyer or the Target Companies as a result of any breach of warranty or misrepresentation under Section 3.14, provided that, for purposes of this Section 5.12(c)(iv) only, any inaccuracy in or breach of a representation or warranty of the Sellers under Section 3.14 shall be determined without reference to any materiality qualifier that may be set forth therein; and (v) Taxes imposed on Sellers under Section 5.12(v) or 5.15, or as to which Sellers have an obligation to indemnify Buyer or the Target Companies under Section 5.17 as a result of the purchase or transfer transactions contemplated by Section 5.17.

             (d) In the case of Taxes that are payable with respect to a taxable period that begins before December 31, 1998 and ends after December 31, 1998, the portion of any such Tax that is allocable to the portion of the period ending on December 31, 1998:

               (i) in the case of Taxes that are either (A) based upon or related to income or receipts or (B) imposed in connection with any sale or other transfer or assignment of property (real or personal, tangible or intangible) (other than pursuant to the Reorganization), deemed equal to the amount that would be payable if the taxable year ended on December 31, 1998 (except that, solely for purposes of determining the marginal Tax rate applicable to income or receipts during such period in a jurisdiction in which such Tax rate depends upon the amount or level of income or receipts, annualized income or receipts may be taken into account if appropriate for an equitable sharing of such Taxes); and

               (ii) in the case of Taxes not described in subparagraph (i) that are imposed on a periodic basis and measured by the amount, value or level of any item, deemed to be the amount of such Taxes for the entire period (or, in the case of such Taxes determined on an arrears basis, the amount of such Taxes for the immediately preceding period) multiplied by a fraction the numerator of which is the number of calendar days in the period ending on December 31, 1998 and the denominator of which is the number of calendar days in the entire period.

For purposes of this determination, the Taxes attributable to any of the Target Companies by reason of such corporation's distributive share of income, gain, or loss from, or otherwise in respect of, any partnership in which the corporation is a member on the Closing Date shall be determined as if such partnership's taxable year ended on December 31, 1998.

             (e) (i) Notwithstanding Sections 5.12(i) and 5.12(n), United Life and UC may, prior to the Closing, make payments of federal income Taxes and combined state or local Taxes that are owed to PLAC and PennCorp, respectively, for their 1998 or earlier taxable years. In the case of United Life, such payments shall be made under that certain Consolidated Federal Income Tax Liability Allocation Agreement between PLAC and United Companies Life Insurance Company, dated as of July 24, 1996 (the "United Tax Sharing Agreement) with respect to such Tax liabilities, in amounts not to exceed its accrual of Taxes as shown in its 1998 Annual Statement. In the case of UC, UC may pay PennCorp the amount of $447,773, which represents UC's cumulative federal income Tax liability to PennCorp as shown on UC's December 31, 1998 financial statements. Notwithstanding Sections 5.12(i), 5.12(n) and 5.15, United Life shall make payments of estimated federal income Tax to PLAC for the period January 1, 1999 through the Closing Date in accordance with the terms of the first three sentences of section 2 of the United Tax Sharing Agreement; provided, however, that the calculation of such Taxes in this Section 5.12(e)(i) shall not reflect any Tax liability of United Life with respect to the purchase or transfer transactions described in Section 5.17. In addition, notwithstanding Sections 5.12(i), 5.12(n), and 5.15, UC shall make payments of estimated federal income Tax to PennCorp for the period January 1, 1999 to the Closing Date equal to UC's estimated Tax liability for such period, calculated on a separate company basis. If, with respect to either United Life or UC, the aggregate amount of such estimated Taxes paid by such company for such period is in excess of its actual Tax liability for such period (calculated on a separate company basis), then Sellers shall refund such excess to such company, together with interest from the date of payment of such excess to the date of refund at an annual rate of
4.5 percent. If the aggregate amount of such estimated Taxes paid by such company for such period is less than its actual Tax liability for such period (calculated on a separate company basis), then such company or Buyer shall pay the difference to Sellers, together with interest from the date of payment of such estimated Taxes to the date of payment of such difference at an annual rate of 4.5 percent. In addition, United Life and UC shall make payments of estimated premium and state and local income Taxes to Sellers or the applicable taxing authorities for the period January 1, 1999 through the Closing Date, all in accordance with past practices and applicable law. If, in respect of each such premium or state or local income Tax paid to Sellers, the actual Tax liability of United Life or UC for such period (calculated on a separate company basis) is more or less than the aggregate amount of estimated Taxes paid, then Seller or Buyer (or United Life or UC), as the case may be, shall make an adjusting payment to the other party hereto consistent with the allocation of Taxes between Seller and Buyer (and United Life and UC) under this Section 5.12, together with interest at an annual rate of 4.5 percent.

                  (ii) Except as provided in clause (i), Buyer shall indemnify and hold harmless Sellers and their affiliates from and against (A) all Taxes for which the Target Companies may be liable for periods beginning after December 31, 1998 (other than, except as described in clause (C), Taxes attributable to any Section 338(h)(10) Election or the Reorganization (each as hereinafter defined)), (B) all Taxes for periods beginning before December 31, 1998 and ending after December 31, 1998 to the extent Sellers or their affiliates are not responsible for such Taxes under Section 5.12(d) and are not indemnifying Buyer or the Target Companies under other provisions of this Agreement, and (C) all costs and expenses (including reasonable attorneys' and consultants' fees) attributable to any contest or dispute involving the foregoing.

             (f) After the Closing, each party entitled to indemnification for Taxes hereunder (a "Tax Indemnitee") shall promptly notify the party obligated to indemnify the Tax Indemnitee (the "Tax Indemnifying Party") in writing by telecopier of any notice of a proposed assessment or claim in an audit or administrative or judicial proceeding of Sellers, Buyer or the Target Companies which, if determined adversely to the Tax Indemnitee would be grounds for indemnification under this Section 5.12; provided, however, that a failure to give such notice will not affect the Tax Indemnitee's rights to indemnification under this Section 5.12 except that (i) if notice is not timely given, the Tax Indemnifying Party shall not be liable for any legal or accounting costs incurred before such notice is actually given, or any interest or similar charge accruing between the time notice should have been given and the time notice is actually given and (ii) the Tax Indemnifying Party shall not be liable for any additional Taxes or other costs or expenses incurred as a result of a failure or delay in giving such notice. After the Closing, Sellers shall promptly notify Buyer in writing by telecopier of any notice of a proposed assessment or claim in an audit or administrative or judicial proceeding concerning any pre-Closing taxable period of any of the Target Companies.

             (g) In the case of an audit or administrative or judicial proceeding, the Tax Indemnifying Party shall have the right at its expense to participate in and control the conduct of such audit or proceeding, but only to the extent that such audit or proceeding relates solely to a potential adjustment for which the Tax Indemnifying Party may have liability. The Tax Indemnitee shall also have the right at its expense to participate in such audit or proceeding, but the Tax Indemnitee shall have no right to control any portion of such audit or proceeding permitted to be controlled by the Tax Indemnifying Party under the immediately preceding sentence. If the Tax Indemnifying Party controls the conduct of any such audit or proceeding, and the Tax Indemnifying Party and the relevant taxing authority are thereafter willing to settle such audit or proceeding for the payment by the Tax Indemnifying Party of a fixed amount of Tax, but the Tax Indemnitee rejects such settlement, then the Tax Indemnifying Party's liability under this section for Taxes with respect to such audit or proceeding shall be limited to the aggregate amount of the proposed settlement. If the Tax Indemnifying Party does not control the conduct of any such audit or proceeding, the Tax Indemnitee may defend the same at the reasonable expense of the Tax Indemnifying Party in such manner as it may deem appropriate, including, but not limited to, settling such audit or proceeding with the consent of the Tax Indemnifying Party, which consent shall not be unreasonably withheld. In the event that issues relating to a potential adjustment for which the Tax Indemnifying Party has acknowledged its liability are required to be dealt with in the same proceeding as separate issues relating to a potential adjustment for which the Tax Indemnitee would be liable, the Tax Indemnitee shall have the right to control the entire audit or proceeding, but the Tax Indemnifying Party shall have the right to participate in such proceeding; provided, however, that the Tax Indemnitee shall not enter into any settlement with respect to such proceeding (unless the issues to be settled relate solely to the Tax Indemnitee and such settlement shall not adversely affect the Tax Indemnifying Party or any affiliate of the Tax Indemnifying Party) without the prior written consent of the Tax Indemnifying Party, not to be unreasonably withheld.

             (h) Buyer and Sellers agree to cooperate, and Buyer agrees to cause the Target Companies to cooperate, in the defense against or compromise of any Tax claim in any audit or proceeding.

             (i) Payment of any amounts due under this Section 5.12 in respect of Taxes shall be made as follows:

               (a) at least five Business Days before the due date of any Tax Return required to be filed on which income is required to be reported for a period ending after December 31, 1998 for which Buyer or Sellers are responsible under Section 5.12(c), (d), or (e), without regard to whether the Tax Return shows overall net income or loss for such period;

               (b) within five Business Days following an agreement between Sellers and Buyer that another Tax indemnity amount under this Agreement is payable; and

               (c) within five Business Days before the due date for the payment of any Tax pursuant to either an assessment of such Tax by a taxing authority, or a "determination" as defined in Section 1313(a) of the Code or any similar provision of state, local, or foreign law (a "Determination").

If liability under this Section 5.12 is in respect of costs or expenses other than Taxes, payment by Sellers or Buyer of any amounts due under this Section
5.12 shall be made within twenty Business Days after the date when the party required to make such payment has been notified by the party entitled to receive such payment that such party has a liability for a determinable amount under this Section 5.12 and is provided with calculations or other materials supporting such liability.

             (j) After the Closing, Sellers, on the one hand, and Buyer and the Target Companies, on the other hand, will provide or cause to be provided to the other parties such cooperation and information as any of them reasonably may request of the others in filing any Tax Return, amended Tax Return or claim for refund, determining a liability for Taxes or a right to a refund of Taxes, or participating in or conducting any audit or other proceeding in respect of Taxes. Such cooperation and information shall include providing copies of relevant Tax Returns or portions thereof, together with accompanying schedules, related work papers and documents relating to rulings or other determinations by Tax authorities. Each party shall make its employees available, or cause employees to be made available, to another party on a basis mutually convenient to provide explanations of any documents or information provided hereunder. All costs and expenses reasonably incurred by a party in responding to a request for information or assistance shall be paid by the party requesting such information or assistance.

             (k) Each of the Sellers, Buyer, and the Target Companies shall retain or cause to be retained all Tax Returns, schedules and work papers, records and other documents in its possession relating to Tax matters of the Target Companies for each taxable period first ending after the Closing Date and for all prior taxable periods until the later of (i) the expiration of the statute of limitations of the taxable periods to which such Tax Returns and other documents relate, without regard to extensions except to the extent notified by the other party in writing of such extensions for the respective Tax periods, or (ii) six years following the date (without extension) for such Tax Returns; provided, however, that Tax Returns, schedules, work papers, records and other documents relating to the determination of the basis of any asset or the Tax classification of any insurance policy, plan or contract shall be retained for six years following the disposition of such asset or payment or cancellation of such insurance policy, plan or contract, respectively; and provided, further, that the Person in possession of such documents shall not dispose of any such document without first notifying the other parties hereto and providing them a reasonable period of time in which to assume possession of such documents. Any information obtained under this Section 5.12(k) shall be kept confidential except as may be otherwise necessary in connection with the filing of Tax Returns or claims for refund or in conducting an audit or other proceeding.

             (l) Any stock transfer, stamp, recording, registration, or similar Tax or fee that becomes payable in connection with the transactions contemplated by this Agreement (other than in connection with the Reorganization) shall be borne by Sellers. Sellers shall file such applications and documents as shall permit any such Tax or fee to be assessed and paid on or prior to the Closing Date in accordance with any available pre-sale filing procedure. Buyer shall execute and deliver all instruments and certificates necessary to enable Sellers to comply with the foregoing.

             (m) None of the Sellers, Buyer, or the Target Companies shall file any Tax Return, or take a position with a Tax authority, that is inconsistent with the Purchase Price allocation set forth in the letter agreement of even date herewith among Buyer and the Sellers.

             (n) This Agreement represents and subsumes any prior agreement or arrangement between the Target Companies and Sellers relating to liability for Taxes. Any agreement or arrangement between the Target Companies and any other Person relating to liability for Taxes shall be or have been terminated on, prior to, or as of the date hereof, and no payments shall be permitted or required to be made thereunder by Buyer or the Target Companies, except as provided in Section 5.12(e) after the date hereof for periods ending before, on, or after the Closing.

             (o) The obligations of each party to indemnify and hold harmless the other party or its affiliates pursuant to this Section 5.12, and the representations and warranties contained in Section 3.14, shall terminate at the close of business on the 30th day following the expiration of the applicable statute of limitations with respect to the Tax liabilities in question, giving effect to any waiver, mitigation or extension thereof.

             (p) From and after the date hereof, none of the Target Companies shall, and Sellers shall not permit the Target Companies to, make or revoke or cause or permit to be made or revoked, any Tax election, or adopt or change any method of accounting, that would have effect for any taxable year ending after December 31, 1998 without the prior written consent of Buyer, which consent shall not be unreasonably withheld.

             (q) Each of Buyer and Sellers shall be entitled to recover professional fees and related costs that each may reasonably incur to enforce the provisions of this Section 5.12.

             (r) (i) Buyer or the Target Companies shall immediately pay or cause to be paid to Seller any refund or credit of Taxes or similar Tax benefit (including any interest or similar benefit received from or credited thereon by the applicable Tax authority) received by Buyer or the Target Companies (or their respective successors and assigns) after the Closing to the extent attributable to Taxes for which Sellers have indemnified Buyer or the Target Companies pursuant to this Section 5.12. Buyer will cooperate with Sellers in obtaining such refund or credit, including through the filing of amended Tax Returns or refund claims. Sellers will indemnify Buyer for any increased Taxes incurred by Buyer or the Target Companies as a result of any disallowance of such Tax benefit on audit or otherwise.

                 (ii) Sellers shall immediately pay or cause to be paid to Buyer any refund or credit of Taxes or similar Tax benefit (including any interest or similar benefit received from or credited thereon by the applicable Tax authority) after the Closing to the extent attributable to Taxes for which Buyer has indemnified Sellers pursuant to this Section 5.12. Sellers will cooperate with Buyer in obtaining such refund or credit, including through the filing of amended Tax Returns or refund claims. Buyer will indemnify Sellers for any increased Taxes incurred by Sellers as a result of any disallowance of such Tax benefit on audit or otherwise. In the event that no refund or credit is available under this clause (ii) because of losses or credits (including carryovers) of Sellers or their affiliates and Buyer or Target Companies is not allowed to retain such Tax benefit for future use, Sellers shall immediately pay or cause to be paid to Buyer the refund that would have been payable hereunder if such losses or credits had not been available to Sellers or their affiliates.

                 (iii) Notwithstanding clause (ii) above, Sellers shall immediately pay or cause to be paid to Buyer any Tax refund (or reduction in Tax liability) resulting from a carryback of a post-closing Tax attribute of any of the Target Companies into any consolidated, affiliated, combined, or unitary Tax Return of Sellers, when such refund or reduction is realized by Sellers. Sellers will cooperate with Buyer and the Target Companies in obtaining such refund or reduction in Tax liability, including through the filing of amended Tax Returns or refund claims. Buyer will indemnify Sellers for any increased Taxes incurred by Sellers as a result of any disallowance of such post-closing Tax attribute on audit or otherwise.

             (s) Buyer and PennCorp shall join to make a timely and irrevocable election under Section 338(h)(10) of the Code and similar elections under any applicable state, local or foreign Tax laws (a "Section 338(h)(10) Election") for CyberLink. At Buyer's sole option (the "Section 338(h)(10) Option"), each Seller notified by Buyer on or before December 31, 1999 shall join with Buyer to make a Section 338(h)(10) Election for any other Target Company sold to Buyer by such Seller. Sellers, Buyer, and the Target Company shall report the purchase of the shares of stock of the Target Company consistent with any Section 338(h)(10) Election made with respect to that company and shall take no position contrary thereto unless and to the extent required to do so pursuant to a Determination.

             (t) Sellers, Buyer, and any Target Company as to which a Section 338(h)(10) Election has been made shall execute any and all documents, statements, and other forms that are required to be submitted to any taxing authority in connection with a Section 338(h)(10) Election (the "Section 338 Forms") no later than 15 days prior to the date such Section 338 Forms are required to be filed. Sellers, Buyer, and the Target Company shall cause the
Section 338 Forms to be duly executed by an authorized person for Sellers, Buyer, and the Target Company, in each case, and shall duly and timely file the
Section 338 Forms in accordance with applicable Tax laws and the terms of this Agreement.

             (u) Sellers and Buyer agree to use their best efforts, as soon as practicable after the date hereof (in the case of CyberLink) or after the date a
Section 338(h)(10) Option is exercised (in the case of any other Target Company), to enter into an agreement (the "Allocation Agreement"), to allocate the Purchase Price allocable to the Purchased Shares of such Target Company and the liabilities of such Target Company to the assets of the Target Company for all applicable Tax purposes, including the computation of the Modified Aggregate Deemed Sale Price (as defined under applicable Treasury Regulations and similar state or local tax provisions) ("MADSP") for the assets of the Target Company. Buyer shall initially prepare a statement setting forth a proposed computation and allocation of MADSP (the "Computation") consistent with the provisions of
Article II hereof. Buyer shall submit the Computation to Sellers along with copies of all workpapers, reports, opinions and other similar documents used to prepare the Computation (the "Workpapers"), no later than 60 days after the date hereof (in the case of CyberLink) and no later than 30 days after the date a
Section 338(h)(10) Option is exercised (in the case of any other Target Company). If, within 30 days of Sellers' receipt of the Computation and the Workpapers, Sellers shall not have objected in writing to such Computation, the Computation shall become the Allocation Agreement. If Sellers object in writing to the Computation within such 30 days, Buyer and Sellers shall negotiate in good faith to resolve the Computation. If Buyer and Sellers shall not have agreed to the Computation and adopted an Allocation Agreement within 30 days after Sellers' objection, any disputed aspects of the Allocation Agreement shall be resolved by an accounting or law firm mutually acceptable to Sellers and Buyer (the "Neutral Auditors") as soon as practicable but in no event later than 30 days prior to the earlier of (i) the last date on which the Section 338 Forms may be filed or (ii) the last date on which either Buyer or Sellers (whichever is earlier) must file a Tax return relating to the transactions contemplated hereby. The decision of the Neutral Auditors shall be final, and the costs, expenses and fees of the Neutral Auditors shall be borne equally by Sellers and Buyer. Sellers and Buyer shall not take a position before any taxing authority or otherwise (including in any Tax Return) inconsistent with the Allocation Agreement unless and to the extent required to do so pursuant to a Determination.

             (v) Sellers shall be responsible for, and shall indemnify and hold Buyer and the Target Companies harmless from, any liability for Taxes resulting from or attributable to any Section 338(h)(10) Election, including any Taxes attributable to prior Tax elections made by or with respect to the Target Companies. The provisions of this Section 5.12(v) shall apply regardless of whether Sellers or Buyer is responsible for preparing and filing the Tax Return reporting the state income Tax consequences of the Section 338(h)(10) Election for CyberLink.

             (w) Except as otherwise required by law, as occurs in the ordinary course of business and consistent with past practice, or with the consent of the other party to this Agreement which shall not be unreasonably withheld, (i) Sellers covenant and agree that neither they nor their affiliates shall amend any Tax Return, file any claim for refund, change any method of Tax accounting, settle or compromise any federal, state, local, or foreign Tax liability affecting the Target Companies, or make or change any Tax election with respect to any Tax period that results in any material increased Tax liability of, or material loss of Tax benefits by, Buyer or the Target Companies in respect of any Tax period (or portion thereof beginning after December 31, 1998), and (ii) Buyer covenants and agrees that neither it nor its affiliates shall amend any Tax Return, file any claim for refund, change any method of Tax accounting, settle or compromise any federal, state, local, or foreign Tax liability affecting the Target Companies, or make or change any Tax election with respect to any Tax period that results in any material increased Tax liability of, or material loss of Tax benefits by, Sellers or the Target Companies in respect of any Tax period (or portion thereof) ending on or before December 31, 1998.

             (x) Sellers shall furnish to Buyer on or before the Closing Date a certification of Sellers' non-foreign status as set forth in Section 1445 of the Code and the Treasury Regulations thereunder.

             (y) In the event of any dispute or disagreement between Sellers and Buyer as to the interpretation of any provision of this Agreement relating to Taxes (except Section 5.12(u) hereof), or the performance of related obligations hereunder, the matter, upon written request of either party, shall be referred to representatives of the parties for decision (the "Representatives"). The Representatives shall promptly meet in a good faith effort to resolve the dispute. If the Representatives do not agree upon a decision within 30 calendar days after reference of the matter to them, Sellers and Buyer shall be free to exercise the remedies available to them under Section 5.12(z) hereof.

             (z) Any controversy, dispute or claim (a "Claim") arising out of or relating in any way to the provisions of this Agreement related to Taxes that cannot be resolved by negotiation pursuant to Section 5.12(y) hereof (except any controversy or dispute arising under Section 5.12(u) hereof) shall be settled exclusively by a binding arbitration conducted by Neutral Auditors in accordance with this Section 5.12(z). (For this purpose, the Neutral Auditors may be a professional firm different from the firm identified in a proceeding under
Section 5.12(u) or another proceeding under this Section 5.12(z).) Any party may initiate the arbitration by written notice to the other. The fees and expenses of the Neutral Auditors shall be shared equally by the parties and advanced by them from time to time as required; provided, however, that at the conclusion of the arbitration, the Neutral Auditors may award costs and expenses (including the costs of the arbitration previously advanced and the fees and expenses of attorneys, accountants and other experts) to the prevailing party. No pre-arbitration discovery shall be permitted, except that the Neutral Auditors shall have the power in their sole discretion, on application by either party, to order pre-arbitration examination solely of those witnesses and documents that the other party intends to introduce in its case-in-chief at the arbitration hearing. The Neutral Auditors shall issue an award at the close of the arbitration proceeding which shall dispose of all of the claims that are the subject of the arbitration. The Neutral Auditors shall be empowered to (i) enter equitable as well as legal relief, (ii) provide all temporary and/or provisional remedies, and (iii) enter binding equitable orders. The Neutral Auditors may not award punitive damages. The award rendered by the Neutral Auditors shall be final and not subject to judicial review, and judgment thereon may be entered in any court of competent jurisdiction.

         SECTION 5.13. Intercompany Accounts and Agreements.

             (a) Except as set forth on Section 5.13(a) of the Disclosure Schedule and subject to Section 5.15, Sellers shall, on or prior to the Closing Date, settle all intercompany accounts and balances payable or receivable, whether or not due, between the Target Companies, on the one hand, and Sellers or any of their affiliates, on the other hand, such that, following such settlement, the Target Companies shall have no obligation to Sellers under such accounts or balances, or relating to the Marketing One Assets.

             (b) Except as set forth on Section 5.13(b) of the Disclosure Schedule, Sellers shall cause each Target Company to modify, on or prior to the Closing Date, any contracts or agreements between such Target Company, on the one hand, and Sellers or any of their affiliates, on the other hand, to the extent necessary to exclude such Target Company therefrom.

         SECTION 5.14. Intellectual Property. No later than the Closing Date, Sellers will transfer, or cause to be transferred, to Buyer and/or the Target Companies at no charge any and all interest of any kind that Sellers or any of their respective Subsidiaries or affiliates holds in the items of software which are used exclusively by the Target Companies as listed in Section 5.14 of the Disclosure Schedule. Sellers will be solely liable for all costs associated with obtaining any third-party consents of assignments related to such transfers.

         SECTION 5.15. Pre-Closing Reorganization.

             (a) Sellers shall cause the Target Companies to take all steps necessary to transfer all of the issued and outstanding equity securities of Marketing One Financial and its Subsidiaries (including CyberLink) to PennCorp (such transactions referred to collectively as the "Reorganization") no later than two days prior to the Closing, in a manner that does not preclude the exercise by Buyer of the Section 338(h)(10) Option with respect to the acquisition of the CyberLink Shares. Prior to the Closing, Sellers shall provide evidence reasonably satisfactory in form and substance to Buyer that such Reorganization has occurred and that no Target Company retains any liability whatsoever relating to Marketing One Financial or any of its Subsidiaries. In order to more fully carry out the intent of this Section 5.15, Sellers shall ensure that Buyer is provided with reasonable access to the documentation required to effectuate the Reorganization and shall consult with Buyer with respect to the terms and conditions of the Reorganization and the documents referred to therein. Prior to the consummation of the Reorganization, Sellers shall, and shall cause the Target Companies to, (i) make any necessary or appropriate filings with, and to obtain any required approvals of, governmental authorities and (ii) obtain any required consents of third parties in each case in connection with the foregoing transfer. Sellers shall indemnify, protect, and hold harmless Buyer and the Target Companies from any Taxes attributable to or resulting from the Reorganization.

             (b) On or prior to Closing, Sellers shall cause United Life to distribute to PLAC, as a dividend (the "American Amicable Dividend"), all of the debentures of

American Amicable Holdings Corp. which are held by United Life as of the date hereof as set forth in Section 5.15(b) of the Disclosure Schedule.

             (c) Simultaneously with the delivery of the 1998 Annual Statement of United Life by Sellers pursuant to Section 5.7(b)(ii) hereof, Sellers shall provide to Buyer an unaudited pro forma balance sheet of United Life based on the 1998 Annual Statement which shall reflect the financial position (including statutory capital and surplus, including AVR) of United Life as of December 31, 1998 on a pro forma basis, giving effect to the Reorganization and the American Amicable Dividend as if the Reorganization and American Amicable Dividend had occurred on December 31, 1998 (the "United Life Pro Forma Balance Sheet"). The United Life Pro Forma Balance Sheet shall be acknowledged by Buyer within two Business Days of receipt, which acknowledgement shall not be withheld, absent mathematical inaccuracies. On or prior to the Closing Date, subject to the prior approval of the insurance department of the State of Texas, United Life shall pay a dividend (the "Pre-Closing Dividend") to PLAC equal to the amount by which the statutory capital and surplus, including AVR, of United Life reflected on the United Life Pro Forma Balance Sheet exceeds the Target Capital and Surplus. Sellers agree that the amount of the Pre-Closing Dividend shall not exceed the sum of (i) the difference between the net gain from operations reflected on line
31. of the 1998 Annual Statement of United Life over the net gain from operations reflected on line 31. of the September 30, 1998 Quarterly Statement of United Life for the nine month period ended September 30, 1998 (the "Fourth Quarter Earnings"), plus (ii) the Litigation Reserves, plus (iii) $150,000.

         SECTION 5.16. Confidentiality and Noncompetition.

             (a) From the date hereof to the Closing, Sellers shall use their commercially reasonable efforts to enforce their rights under all effective agreements entered into between any Seller or Target Company, on the one hand, and any proposed purchaser, on the other hand, with respect to the potential acquisition of any Target Company or similar transaction (the "Bidder Agreements"). Immediately following Closing, Sellers shall assign each of the Bidder Agreements to Buyer.

             (b) For a period of five years following the Closing Date, none of Sellers or their respective Subsidiaries shall use any information about the Target Companies' business reflected in the books and records of the Target Companies (excluding information generally available to the public) for any purpose other than as required by law or judicial process, or in any way, directly or indirectly, detrimental to, or in competition with, Buyer and the Target Companies. Each Seller agrees that under no circumstances will it take any action intended (i) to specifically encourage or induce its employees, agents, representatives or affiliates to interfere with Buyer's contractual or business relationship with the policyholders of United Life or (ii) to result in a pattern of replacement, rewriting, or "twisting" or "churning" of policies issued by United Life, whether before or after the Closing, to any other insurer.

             (c) For a period of three years following the Closing, Sellers shall not, and shall not permit any of their affiliates to (i) utilize any intellectual property owned by CyberLink as of the Closing Date, (ii) utilize any knowledge with respect to CyberLink or its assets to develop any intellectual property or software to compete with CyberLink, or (iii) without Buyer's prior written consent, directly or indirectly, solicit or hire any of the employees of CyberLink; provided, however, that nothing herein shall prohibit either Seller or any of its subsidiaries from publishing a general solicitation of employment in any newspaper, magazine, trade publication or other medium.

             (d) Sellers acknowledge that Buyer has informed them that the covenants of Sellers set forth in Section 5.16 are an essential element of this Agreement and that, but for the Agreement of Sellers to comply with these covenants, Buyer represents to Sellers, that it would not have entered into this Agreement. Sellers and Buyer acknowledge that any damage caused to Buyer or the Target Companies by reason of the breach of any Seller of this Section 5.16 could not be adequately compensated for in monetary damages alone; therefore, each party agrees that in addition to any other remedies, at law or otherwise, Buyer shall be entitled, upon proper proof, to specific performance of this
Section 5.16 or an injunction to be issued by a court of competent jurisdiction restraining and enjoining any violation of this Section 5.16.

             (e) Transition Services. (i) Prior to the Closing, Sellers and Buyer shall negotiate in good faith a Transition Services Agreement that will be executed and delivered by Buyer and the appropriate Target Companies, on the one hand, and an affiliate of PennCorp, on the other hand, at the Closing, such agreement to include the terms set forth in Annex C hereto (the "Transition Services Agreement"). Sellers and Buyer agree to cooperate in good faith prior to Closing to determine which of the items set forth under the caption "Other Services" in Annex C will be required by the Target Companies after the Closing and the period of time for which such items will be provided. The cost of any such item shall be in addition to the fees set forth in paragraph 8 of Annex C and shall be based on the direct cost of such item to PennCorp or its relevant affiliate plus a reasonable allocation of associated overhead. Buyer agrees, and agrees to cause the relevant Target Companies to, and PennCorp agrees to cause its relevant affiliate to, execute and deliver the Transition Services Agreement at Closing.

                 (ii) Prior to Closing, Sellers and Buyer shall negotiate in good faith a transition agreement pursuant to which the Target Companies shall provide transition services to Marketing One for a reasonable period following Closing as shall be determined by Marketing One. The fees payable under such agreement shall be based on the direct cost of the relevant Target Companies to provide such services plus a reasonable allocation of associated overhead. Buyer agrees and agrees to cause the relevant Target Companies to, and PennCorp agrees to cause Marketing One to, execute and deliver the aforementioned transition agreement at Closing.











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         SECTION 5.17. Purchase of Certain Residential Mortgages; BA Assets.

             (a) At Closing, Sellers shall deliver to Buyer a schedule (the "Preliminary Noncurrent Loan Schedule") setting forth a list, as of the last day of the month immediately preceding the Closing Date or, if such month end shall be within 15 days of the Closing Date, as of the last day of the next preceding month, of each Residential Mortgage and each Nonresidential Mortgage held by United Life, which schedule shall designate (i) each single family and each one to four family residential mortgage, except for such mortgages which have an amortization period different from the repayment period of such mortgage, held by United Life on the Closing Date (the "Residential Mortgages") for which (A) scheduled monthly payments of principal, interest and escrow were, as of the date of the Preliminary Noncurrent Loan Schedule or at any time during the six months period immediately preceding the Closing Date, past due for more than 59 days, (B) United Life did not have good and marketable title on the Closing Date, (C) United Life or the servicer of United Life's residential mortgages (which shall be evidenced to Buyer's reasonable satisfaction) did not have full and complete Mortgage Files (as defined in paragraph (d) below) on the Closing Date, properly endorsed, transferred and assigned to United Life; provided, however, that with respect to each Residential Mortgage or Nonresidential Mortgage, the absence of one or more items (or a portion thereof) specified by the definition of "Mortgage Files" in paragraph (d) below, will not cause such Residential Mortgage or Nonresidential Mortgage to be subject to this clause (C) if the absence of such item or items (or portion thereof), in the aggregate, would not materially affect the ability of United Life to transfer or sell such Residential Mortgage or Nonresidential Mortgage on market terms and prices to a third party purchaser that is in the business of purchasing residential mortgages, or (D) United Life did not have a valid and enforceable first mortgage (or deed of trust or deed to secured debt) lien on the Closing Date (each of the foregoing, a "Noncurrent Residential Mortgage") and (ii) each loan or mortgage held by United Life on the Closing Date and which is subject to the United Companies Financial Corporation Agreements which is not a Residential Mortgage (a "Nonresidential Mortgage") and specifying each such Nonresidential Mortgage which falls into one of the categories specified in clause (i) above (a "Noncurrent Nonresidential Mortgage," and together with the Noncurrent Residential Mortgages, the "Noncurrent Loans"). The Preliminary Noncurrent Loan Schedule will be accompanied by a certificate of a senior officer of United Life certifying that the Preliminary Noncurrent Loan Schedule was prepared by United Life based upon a review by United Life personnel of the loan files for each of the Residential Mortgages and Nonresidential Mortgages. At Closing, Sellers shall purchase each Noncurrent Loan identified on the Preliminary Noncurrent Loan Schedule and each other Nonresidential Mortgage not retained by Buyer pursuant to the immediately following sentence from United Life, without recourse against United Life, for a cash purchase price equal to the statutory book value of such Noncurrent Loan or Nonresidential Loan as reflected on the Preliminary Noncurrent Loan Schedule, which shall be based on the books and records of United Life on the date of the Preliminary Noncurrent Loan Schedule. Upon receipt of the Preliminary Noncurrent Loan Schedule, Buyer shall review the Nonresidential Mortgages listed thereon which are not Noncurrent Nonresidential Mortgages and, after consultation with Sellers, shall designate any of such Nonresidential Mortgages that Buyer elects for United Life to retain after Closing. No later than 30 days after the












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Closing Date, Sellers shall, with the good faith cooperation of Buyer and the
Target Companies, prepare a list of each Residential Mortgage and Nonresidential Mortgage held by United Life on the Closing Date, specifying each Noncurrent Loan as of the Closing Date (the "Final Noncurrent Loan Schedule"). Within five Business Days after delivery of the Final Noncurrent Loan Schedule to Buyer, (i) Sellers shall purchase from United Life, without recourse to United Life, each Noncurrent Loan reflected on the Final Noncurrent Loan Schedule and not purchased from United Life on the Closing Date, for a cash purchase price equal to the statutory book value of such Noncurrent Loan as reflected on the Final Noncurrent Loan Schedule, which shall be based on the books and records of United Life as of the date of such schedule and (ii) Buyer and Sellers shall reconcile the statutory book value for each Residential Mortgage and Nonresidential Mortgage purchased by Sellers from United Life on the Closing Date pursuant to the Preliminary Noncurrent Loan Schedule against the statutory book value of such Residential Mortgage and Nonresidential Mortgage reflected on the Final Noncurrent Loan Schedule and shall settle any differing amounts by cash payment to the party entitled to such payment based on such reconciliation. In the event that Buyer discovers, within 90 days after the Closing Date, a loan that was held by United Life on the Closing Date that should have been designated as a Noncurrent Loan or a Nonresidential Mortgage on the Preliminary Noncurrent Loan Schedule or the Final Noncurrent Loan Schedule but that was not so designated, Buyer shall notify Sellers, who shall purchase such loan from United Life, without recourse to United Life, at a cash purchase price equal to the statutory book value of such loan on the date of such notice from Buyer. In the event that Sellers, within 90 days after the Closing Date, are able to cure a Noncurrent Residential Mortgage such that, on the date of such cure, such Noncurrent Residential Mortgage would not have, on the Closing Date, met any of the standards set out in clause (i) of the first sentence of this paragraph (a), then Sellers shall notify Buyer, who shall cause United Life to purchase such loan from Sellers, without recourse to Sellers, at a cash purchase price equal to the statutory book value of such loan on the date of such notice from Sellers. Sellers shall make available to Buyer, to the same extent that Sellers shall have access thereto, access to all files to be reviewed by Sellers with respect to, and to all personnel of any party involved with, the Residential Mortgages and the Nonresidential Mortgages for purposes of this Section 5.17. Buyer and Sellers agree that each of them shall treat all purchases from and transfers by United Life of Residential Mortgages and Nonresidential Mortgages under this Section 5.17 as purchases by Sellers, their affiliates or unrelated third parties from United Life for all purposes (including Tax purposes). Buyer and Sellers agree that, for purposes of this Section 5.17, the statutory book value of each Residential Mortgage and Nonresidential Mortgage shall be equal to the principal balance of such Residential Mortgage or Nonresidential Mortgage on the date of determination, plus any interest thereon to the extent required to be accrued on a financial statement prepared in accordance with SAP (without giving effect to any reduction after the date hereof to interest accruals reflected on the 1998 Annual Statement of United Life).

             (b) In the event the United Companies Financial Corporation Agreements have not been terminated prior to Closing, Buyer agrees that from and after










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Closing, Buyer will, and will cause United Life to, cooperate with Sellers to terminate such United Companies Financial Corporation Agreements and Buyer further agrees that it will, and will cause United Life to, use their respective best efforts to terminate the United Companies Financial Corporation Agreements upon the Anniversary Date of the Master Loan Sale Agreement (as defined in such agreement) included in the United Companies Financial Corporation Agreements. Notwithstanding the foregoing, Buyer further agrees that it and its affiliates (including United Life), if requested by Sellers, shall cooperate in good faith with Sellers to allow the loans purchased by Sellers pursuant to paragraph (a) above to continue to be subject to the Servicing Agreement included in the United Companies Financial Corporation Agreements for so long as such agreement stays in force from and after Closing. Sellers agree that, from and after Closing, Sellers shall indemnify and hold harmless Buyer and its affiliates (including United Life) from and against any Losses resulting from any claim or action instituted against Buyer or any of its affiliates (including United Life) by United Companies Financial Corporation or its affiliates with respect to the United Companies Financial Corporation Agreements; provided, however, that Sellers shall not be obligated to purchase any loans required to be purchased by Buyer, United Life or any of their affiliates after the Closing Date pursuant to the United Companies Financial Corporation Agreements or to indemnify Buyer or any of its affiliates (including United Life) for any Losses attributable to any such loans or, subject to paragraph (a) above or paragraph (c) below, any other loans subject to this Section 5.17 held by United Life from and after the Closing Date.

             (c) In the event that the United Companies Financial Corporation Agreements have not been terminated prior to Closing, (or if such agreements have been terminated but United Life shall not have gained possession on the Closing Date of the Mortgage Files relating to the Residential Mortgages and Nonresidential Mortgages retained by United Life pursuant to paragraph (a) above (the "Retained Mortgages")) a portion of the Purchase Price equal to the statutory book value of the Retained Mortgages reflected on the Preliminary Noncurrent Loan Schedule (the "Escrow Amount") shall be placed in escrow with an escrow agent and pursuant to an escrow agreement (the "Escrow Agreement") which, in each case, shall be mutually acceptable to Buyer and PennCorp; provided that the terms of the Escrow Agreement shall provide that all interest and other amounts earned during the term of such agreement shall be for the account of PennCorp; and, provided, further, that the Escrow Agreement shall contain such terms as are necessary and appropriate to effect the transactions contemplated herein. With respect to the Retained Mortgages subject to the United Companies Financial Corporation Agreements on the Closing Date, the parties hereto agree as follows: (i) upon delivery to United Life of the Mortgage Files relating to each Retained Mortgage, that portion of the Escrow Amount equal to the statutory book value of such Retained Mortgage on the Closing Date shall be distributed to Sellers; (ii) whether or not, after using its best efforts in accordance with paragraph (b) above, United Life shall have terminated the United Companies Financial Corporation Agreements on the Anniversary Date of the Master Loan Sale Agreement included in such agreements, if United Life shall not have received possession of the Mortgage Files for any Retained Mortgage on or before August 31, 1999, the portion of the Escrow Amount equal to the statutory book












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


value of such Retained Mortgage on August 31, 1999 shall be distributed to United Life and such Retained Mortgage shall be transferred by United Life to Sellers; (iii) in the event Buyer shall have the right to cause Sellers to purchase any Retained Mortgage during the 90 day period following Closing pursuant to paragraph (a) above, that portion of the Escrow Amount equal to the statutory book value of such Retained Mortgage on the date of Buyer's notice of such purchase obligation shall be distributed to United Life and such Retained Mortgage shall be transferred by United Life to Sellers; and (v) once each Retained Mortgage has either been transferred to Sellers by United Life as provided herein or vested in United Life by delivery of all Mortgage Files relating to such Retained Mortgage to United Life, the Escrow Agreement shall terminate and the remaining Escrow Amount shall be distributed to Sellers. Buyer and Sellers further agree that, subject to the last sentence of paragraph (b) above, from and after the date of this Agreement, all costs and expenses incurred in connection with United Life's efforts to terminate the United Companies Financial Corporation Agreements shall be borne by Sellers. In consideration of the foregoing, Buyer agrees that Sellers shall control all discussions and negotiations with respect to United Life's efforts to terminate the United Companies Financial Corporation Agreements. Buyers and Sellers also acknowledge and agree that, from and after the date of this Agreement, the "Excess Service Fee" payable with respect to each Residential Mortgage and Nonresidential Mortgage pursuant to the Servicing Agreement included in the United Companies Financial Corporation Agreements shall be borne by the Person that owns such mortgage at the time such fee is payable.

             (d) For purposes of this Section 5.17, the following terms shall have the following meanings:

               (i) "Credit Files" means all of the following: surveys, original appraisals, payment histories for at least the prior two calendar years, primary mortgage guarantee insurance certificates (if required for the applicable Residential Mortgage or Nonresidential Mortgage), signed loan applications, disclosure statements, credit records (if available), and hazard, flood and any other policies of insurance.

               (ii) "Mortgage Files" means, with respect to each Residential Mortgage and Nonresidential Mortgage, (i) the original note and any riders thereto, duly executed by the mortgagor, or, if any original note has been lost or destroyed, certified copies thereof, properly endorsed either (a) "Pay to the order of _____________, without recourse", or (b) in blank, (ii) the original recorded mortgage or, in those instances where the public recording office retains the original, a certified copy of the mortgage, duly executed by the mortgagor, (iii) the original recorded assignment of mortgage or, in those instances where the public recording office retains the original assignment of mortgage, a certified copy of assignment of the mortgage, duly executed by the appropriate party(ies) in order to perfect ownership thereof in United Life, (iv) the original (or duplicate original) mortgagee title insurance policy (or attorney certified title abstracts in those states in which a mortgagee title insurance policy is not available from title











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



         insurance companies in the state for residential mortgages) (which must insure a first priority mortgage loan), (v) all assumption, modification, consolidation or extension agreements, if any, with evidence of recording thereon, (vi) such other documents and records as may be required under applicable state insurance investment code requirements to classify such Residential Mortgage or Nonresidential Mortgage as an admitted asset, (vii) the truth-in-lending disclosure statement, the notice of rescission (if required by federal or state law for the particular type of residential loan), the HUD-1 settlement statement, and any and all documentation, disclosures and notices required for compliance with any applicable federal and state consumer credit laws and regulations, including without limitation, the Truth In Lending Act (15 U.S.C. 1604 et. seq.) and Regulation Z (12 C.F.R. Part
         226), (viii) the Credit Files and (ix) all guarantees of the loans, if any, and the Servicing Documents.

               (iii) "Servicing Documents" means, to the extent not already included in the Credit File, all credit packages, escrow documents, current escrow balances, and servicing and payment history for each loan (for at least two prior calendar years), escrow history for each loan, current loan balances, current escrow balances, current mailing address of the mortgagor and taxpayer identification (or social security) number for the mortgagor.

             (e) PLAC shall have the option, at or prior to Closing, to purchase from United Life, without recourse to United Life, those assets set forth in
Section 5.17(e) of the Disclosure Schedule, other than the United Companies REMIC 90-1, (the "BA Assets") for a cash purchase price equal to the aggregate statutory book value of the BA Assets on the books and records of United Life on the date of such purchase, less $160,000.

             (f) Without regard to whether the transactions described in this
Section 5.17 occur prior to, on, or after the Closing Date, Sellers shall be solely responsible for the Taxes, if any, attributable to or incurred with respect to the purchases and transfers of Residential Mortgages and Nonresidential Mortgages required by this Section 5.17 and shall indemnify and hold harmless United Life and Buyer from all liability for such Taxes. In consideration of the foregoing, Buyer agrees that it shall cooperate in good faith with Sellers, and that Sellers shall not be required to seek consent from Buyer, with respect to any transactions or restructurings desired to be effected by Sellers on or prior to Closing with respect to the Residential Mortgages and Nonresidential Mortgages (including, without limitation, a sale by United Life of all of the Residential Mortgages and Nonresidential Mortgages to an affiliate of PennCorp or to an unaffiliated third party) regardless (subject to the following sentence) of whether such transactions or restructurings are different from the purchases by Sellers from United Life contemplated in this Section
5.17. Notwithstanding the foregoing sentence, (i) if any alternate transaction or structure proposed by Sellers retains a provision requiring the purchase from or sale to United Life of Residential Mortgages and/or Nonresidential Mortgages, the standards contained in clauses (i) and (ii) of the first sentence of paragraph (a) of this Section 5.17 shall apply to such purchase or sale, and
(ii) in no event
shall any such alternate transaction or structure result in United Life not receiving substantially the same overall economic benefit as United Life would have received and/or retained if the transactions otherwise contemplated by this
Section 5.17 had been effected.

         SECTION 5.18. Insurance. At and following Closing, Sellers shall, at Buyer's sole cost and expense, use their commercially reasonable efforts to arrange, if available, for the continuation of coverage for pre-closing matters relating to the Target Companies under such of the insurance policies listed in
Section 3.18 of the Disclosure Schedule as shall be designated by Buyer.

                                   ARTICLE VI

                               CLOSING CONDITIONS

         SECTION 6.1. Conditions to the Obligations of Buyer under this Agreement. The obligation of Buyer under this Agreement to consummate the acquisition of the Shares and the Marketing One Assets (the "Acquisition") shall be subject to the satisfaction, at or prior to the Closing, of the following conditions:

             (a) All authorizations, consents and approvals of third parties and Governmental Authorities specified in Section 6.1(a) of the Disclosure Schedule shall have been obtained and shall be in full force and effect;

             (b) Any waiting period applicable to the consummation of the Acquisition under the HSR Act shall have expired or been terminated;

             (c) No injunction, restraining order or other ruling or order issued by any Governmental Authority or other legal restraint or prohibition preventing the consummation of the Acquisition shall be in effect;

             (d) (i) Each of the obligations of Sellers required to be performed by it at or prior to the Closing pursuant to this Agreement shall have been duly performed and complied with in all material respects, (ii) the representations and warranties of Sellers contained in Sections 3.4 and 3.7 shall be true and correct as of the date of this Agreement and as of the Closing as though made at and as of the Closing, (iii) all of Sellers' representations and warranties contained in this Agreement other than in Sections 3.4 and 3.7 shall be true and correct as of the date of this Agreement and as of the Closing as though made at and as of the Closing (except as to any representation or warranty which specifically relates to an earlier date) in each case without giving effect to any materiality or Material Adverse Effect qualifications or materiality or Material Adverse Effect exceptions; provided, however that the condition in this clause (iii) shall be deemed satisfied if any inaccuracies in any such representations and warranties would not, individually or in the aggregate, have or reasonably be expected to have, a Material Adverse Effect, and (iv) Buyer shall have received a certificate to the foregoing effect signed by a senior officer of each Seller;










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

             (e) Buyer shall have received an opinion of Weil, Gotshal & Manges LLP or Scott D. Silverman, Esq., General Counsel of PennCorp Financial Group, Inc., in form reasonably acceptable to Buyer, with respect to matters customary for transactions similar to the Acquisition; and

             (f) Since December 31, 1998, no Material Adverse Effect shall have occurred.

         SECTION 6.2. Conditions to the Obligations of Seller under this Agreement. The obligations of Sellers under this Agreement to consummate the Acquisition shall be subject to the satisfaction, at or prior to the Closing, of the following conditions:

             (a) All authorizations, consents and approvals of third parties and Governmental Authorities specified in Section 6.1(a) of the Disclosure Schedule shall have been obtained and shall be in full force and effect;

             (b) Any waiting period applicable to the consummation of the Acquisition under the HSR Act shall have expired or been terminated;

             (c) No injunction, restraining order or other ruling or order issued by any Governmental Authority or other legal restraint or prohibition preventing the consummation of the Acquisition shall be in effect;

             (d) (i) Each of the obligations of Buyer required to be performed by it at or prior to the Closing pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects, (ii) all of the representations and warranties of Buyer contained in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made at and as of the Closing Date (except as to any representation or warranty which specifically relates to an earlier date) in each case without giving effect to any materiality or Buyer Material Adverse Effect qualifications or materiality or Buyer Material Adverse Effect exceptions; provided, however that the condition in this clause (ii) shall be deemed satisfied if any inaccuracies in any such representations and warranties would not, individually or in the aggregate, have or reasonably be expected to have, a Buyer Material Adverse Effect, and (iii) Sellers shall have received a certificate to the foregoing effect signed by a senior officer of Buyer; and

             (e) Sellers shall have received an opinion of Buyer's legal counsel, in form reasonably acceptable to Sellers, with respect to matters customary for transactions similar to the Acquisition.












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

                                  ARTICLE VII

                                     CLOSING

         SECTION 7.1. Closing. The closing of the Acquisition (the "Closing") shall take place at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153, subject to the satisfaction or waiver of the conditions set forth in Sections 6.1 and 6.2, as soon as practicable after the date hereof and in any event not later than June 30, 1999, or at such other time and place and on such other date as Buyer and Sellers shall agree (the "Closing Date"). As a further condition to Closing, at the Closing:

             (a) Sellers shall deliver or cause to be delivered to Buyer the following:

               (i) the certificate described in Section 6.1(d);

               (ii) certificates representing all of the Shares in appropriate form for transfer to Buyer, duly endorsed in blank or accompanied by stock powers duly executed in blank;

               (iii) resignations of the directors of each of the Target Companies who are not Target Employees;

               (iv) the opinion described in Section 6.1(e); and

               (v) such other documentation as may reasonably be requested by Buyer to evidence satisfaction of all conditions to Closing, including without limitation any documentation reasonably necessary to effect the transactions contemplated by the Asset Assignment Agreement.

             (b) Buyer shall deliver or cause to be delivered to Sellers (i) the certificate described in Section 6.2(d) and (ii) the opinion described in
Section 6.2(e).

             (c) Buyer shall pay the Purchase Price to Sellers, by wire transfer of immediately available funds.

                                  ARTICLE VIII

                          SURVIVAL AND INDEMNIFICATION

         SECTION 8.1. Survival of Representations, Warranties and Covenants.

             (a) Except as set forth in paragraph (b) below, the representations, warranties and pre-Closing covenants of Sellers and Buyer contained in this Agreement shall survive until the expiration of twenty four months from the Closing Date. Any claim for indemnification with respect to any of such matters which is not asserted by notice given as herein provided within the specified period of survival may not be pursued and is hereby irrevocably waived after such time. Any claim for an Indemnifiable Loss asserted within such period of survival as herein provided will be timely made for purposes hereof; provided that any notice of claim relates to a particular item with respect to which an Indemnifiable Loss is asserted and does not purport to assert a claim for Indemnifiable Losses that might arise in the future with respect to matters not known at the date of delivery of such notice.

             (b) Notwithstanding Section 8.1(a): (i) the representations and warranties set forth in Section 3.13 shall survive until the expiration of the applicable statute of limitations relating to the matters set forth therein;
(ii) the representations and warranties set forth in Section 3.4 shall survive forever; (iii) the representations and warranties set forth in Section 3.19 shall survive until the expiration of four years from the Closing Date, (iv) the representations and warranties set forth in Section 3.22(e) (the "Product Tax Representations") shall survive until the expiration of four years from the Closing Date; and (v) any claim relating to any liability arising from (A) past, present, or future ownership of, or in any other way related to the activities (including without limitation, the Reorganization) of Marketing One Financial or its Subsidiaries, except for CyberLink and the Marketing One Assets, or any of their respective current or former officers, directors, employees, agents or representatives (collectively, a "Marketing One Liability"); provided, however, that this clause (A) shall not (1) permit Buyer to pursue any claim relating to any matter otherwise included in or contemplated by the representations and warranties of Sellers in this Agreement or the Asset Assignment Agreement and
(2) shall not operate to extend the survival period of such representations and warranties beyond the period set forth in this Agreement, and (B) any Litigation or other matter disclosed, or required to be disclosed, in Section 3.10 of the Disclosure Schedule to the extent such Litigation or other matter is pending, or to the knowledge of Sellers, overtly threatened, as of the Closing Date ("Existing Litigation"), may be made at any time. Except as specifically provided in this Article VIII, any claim with respect to Taxes is subject to the provisions of Section 5.12.

             (c) Unless a specified period is set forth in this Agreement (in which event such specified period will control), the covenants in this Agreement to be performed in whole or in part after the Closing will survive the Closing and remain in effect indefinitely.

         SECTION 8.2. Limitations on Liability.

             (a) For purposes of this Agreement, (i) "Indemnity Payment" means any amount of Indemnifiable Losses required to be paid pursuant to this Agreement, (ii) "Indemnitee" means any Person entitled to indemnification under this Agreement, (iii) "Indemnifying Party" means any Person required to provide indemnification under this Agreement, (iv) "Indemnifiable Losses" means any and all damages, losses, liabilities, obligations, costs and expenses, and any and all claims, demands or suits (by any Person, including without limitation any Governmental Authority), including without limitation the costs and expenses of any and all actions, suits, proceedings, demands, assessments, judgments, settlements and compromises relating thereto and including reasonable attorneys' fees and expenses in connection therewith incurred by an Indemnitee and any additional Taxes to the extent actually paid or actually applied to reduce an otherwise realizable Tax loss or other Tax benefit by the Indemnitee as a result of its receipt or accrual of a payment for an Indemnifiable Loss, and (v) "Third Party Claim" means any claim, action or proceeding made or brought by any Person who or which is not a party to this Agreement or an affiliate of a party to this Agreement.

             (b) Notwithstanding any other provision hereof (except paragraph
(c) of this Section 8.2), (i) no Indemnitee will be entitled to indemnification pursuant to Section 8.3 (except indemnification with respect to covenants to be performed after the Closing) unless and until the aggregate amount of Indemnifiable Losses under Section 8.3 exceeds $4,000,000, in which event the Indemnitee will be entitled to indemnification only to the extent the amount of Indemnifiable Losses exceeds such amount, and (ii) in no event will an Indemnitee be entitled to indemnification pursuant to Section 8.3 (except indemnification with respect to covenants to be performed after the Closing) for aggregate Indemnifiable Losses in excess of the amount of the Purchase Price; provided, that in no event shall the limitations set forth in clause (i) of this
Section 8.2(b) apply with respect to the Product Tax Representations; and provided further, that in no event shall the limitations set forth in clauses
(i) and (ii) of this Section 8.2(b) apply with respect to any matter addressed in Section 8.1(b)(v), or Section 5.12, or relating to matters set forth in Sections 3.4 and 3.14.

             (c) Buyer shall be entitled to indemnification for (i) all Indemnifiable Losses to the extent relating to, resulting from, or arising out of (A) a breach of a representation or warranty contained in Sections 3.9(e), 3.9(f), or 3.9(w) to the extent such representation and warranty relates to the period from and after January 1, 1999 through the Closing Date or (B) a breach of a covenant contained in Sections 5.1(b), 5.1(h) or 5.1(p), and (ii) Indemnifiable Losses in excess of $200,000 to the extent relating to, resulting from or arising out of a breach of a representation or warranty contained in Sections 3.7 or 3.8 to the extent such representation and warranty relates to the 1998 Annual Statement of United Life, the 1998 Unaudited UC Financial Statements or paragraph (d) of Section 3.7 (the "Identified Statements"); provided that Buyer shall have notified Sellers of Buyer's claim for such Indemnifiable Losses under clauses (i) or (ii) above on or before the 90th day following the Closing Date; and, provided further, that such notice identifies a particular item with respect to which an Indemnifiable Loss is asserted and does not purport to assert a claim for Indemnifiable Losses that might arise in the future with respect to matters not known at the date of delivery of such notice. Any claim by Buyer pursuant to clause (ii) of the foregoing sentence shall, if not resolved by good faith negotiations between Buyer and Sellers within 30 days of delivery of notice of such claim to Sellers (during which time Buyer and Sellers shall identify each matter in dispute), be submitted as promptly as reasonably possible thereafter to a nationally recognized accounting firm mutually agreed to by Buyer and Sellers (the "Third Party Accountants") whose fees and expenses shall be borne equally by Buyer and Sellers. The Third Party Accountants shall review each relevant Identified Statement, Buyer's objections thereto, and all other information presented by Buyer or Sellers or requested by such firm from Buyer and Sellers (which shall be limited to the matters identified by Buyer and Sellers). Based on such review and limited only to matters identified by Buyer or Sellers, the Third Party Accountants shall prepare a restated Identified Statement (a

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"Dispute Resolution Statement") for each relevant Identified Statement, which
Dispute Resolution Statement(s) shall be of no force and effect for any purpose other than this Section 8.2(c) and the contents of which shall not be disclosed by Buyer, Sellers or the Third Party Accountants. The Indemnifiable Losses, if any, to which Buyer is entitled under clause (ii) of the first sentence of this
Section 8.2(c) shall be based on, and shall be limited to, the amount of Indemnifiable Losses resulting from the overall difference reflected in a Dispute Resolution Statement, taken as a whole, as compared to the relevant Identified Statement, taken as a whole.

         SECTION 8.3. Indemnification.

             (a) Subject to Sections 8.1 and 8.2, PennCorp will, with respect to all matters contemplated by this Agreement, jointly and severally, and PLAC will, with respect only to matters relating to itself and the United Life Companies, severally and Marketing One Financial will, with respect only to matters relating to itself, Marketing One, the Marketing One Assets and CyberLink, severally indemnify, defend and hold harmless Buyer from and against any and all Indemnifiable Losses to the extent relating to, resulting from or arising out of:

               (i) any breach of representation or warranty of Sellers under the terms of this Agreement; provided, that for purposes of this Section 8.3(a)(i) only, any inaccuracy in or breach of a representation or warranty of Sellers shall be determined without reference to any materiality or Material Adverse Effect qualifier that may be set forth therein; and provided further, that for purposes of this Section 8.3(a)(i) only, any inaccuracy in or breach of the Product Tax Representations shall be determined without regard to any item set forth in Section 3.22(e) of the Disclosure Schedule;

               (ii) any breach or nonfulfillment of any agreement or covenant of Sellers under the terms of this Agreement;

               (iii) any Marketing One Liability;

               (iv) any Existing Litigation, including any Existing Litigation settled prior to Closing;

               (v) any derivative lawsuits or lawsuits based upon violations of federal and state securities laws against Sellers or its affiliates (including the Target Companies) or their respective officers and directors which are pending as of the date of this Agreement or which may be brought after the date of this Agreement, whether or not Buyer or the Target Companies (or any Person associated with the foregoing who is entitled to indemnification) is named or joined as a party thereto; provided, that Buyer shall not be entitled to indemnification under this Section 8.3(a)(vi) for any Losses incurred by Buyer in connection with such lawsuits that result from any actions of Buyer that are independent from, and not in breach or violation of, any of the transactions or









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         other matters contemplated by this Agreement or any other documents executed and delivered in connection with the transactions contemplated by this Agreement; and

               (vi) the Reorganization (whether such Losses relate to Taxes or otherwise).

             (b) Subject to Sections 8.1 and 8.2, Buyer agrees to indemnify, defend and hold harmless Sellers from and against any and all Indemnifiable Losses to the extent relating to, resulting from or arising out of:

               (i) any breach of representation or warranty of Buyer under the terms of this Agreement; provided, that for purposes of this Section 8.3(b)(i) only, any inaccuracy in or breach of a representation or warranty of Buyer shall be determined without reference to any materiality or Material Adverse Effect qualifier that may be set forth therein; and

               (ii) any breach or nonfulfillment of any agreement or covenant of Buyer under the terms of this Agreement.

         SECTION 8.4. Defense of Claims.

             (a) If any Indemnitee receives notice of assertion or commencement of any Third Party Claim against such Indemnitee with respect to which an Indemnifying Party may be obligated to provide indemnification under this Agreement, the Indemnitee will give such Indemnifying Party reasonably prompt written notice thereof, but in any event not later than 30 calendar days after receipt of such notice of such Third Party Claim. Such notice will describe the Third Party Claim in reasonable detail, will include copies of all material written evidence thereof and will indicate the estimated amount, if reasonably practicable, of the Indemnifiable Loss that has been or may be sustained by the Indemnitee. The Indemnifying Party will have the right to participate in or, by giving written notice to the Indemnitee, to assume the defense of any Third Party Claim at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel (reasonably satisfactory to the Indemnitee), and the Indemnitee will cooperate in good faith in such defense.

             (b) If, within 20 calendar days after giving notice of a Third Party Claim to an Indemnifying Party pursuant to Section 8.4(a), an Indemnitee receives written notice from the Indemnifying Party that the Indemnifying Party has elected to assume the defense of such Third Party Claim as provided in the last sentence of Section 8.4(a), the Indemnifying Party will not be liable for any legal expenses subsequently incurred by the Indemnitee in connection with the defense thereof; provided, however, that if the Indemnifying Party fails to take reasonable steps necessary to defend diligently such Third Party Claim within 20 calendar days after receiving written notice from the Indemnitee or if the Indemnifying Party has not undertaken fully to indemnify the Indemnitee in respect of all Indemnifiable Losses relating to the matter, the Indemnitee










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



may assume its own defense, and the Indemnifying Party will be liable for all reasonable costs or expenses paid or incurred in connection therewith. The Indemnifying Party will not enter into any settlement of any Third Party Claim without the prior written consent of the Indemnitee, which consent shall not be unreasonably withheld if the Indemnified Party is fully released with respect to such claim. If a firm offer is made to settle a Third Party Claim without leading to liability or the creation of a financial or other obligation on the part of the Indemnitee for which the Indemnitee is not entitled to indemnification hereunder and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party will give written notice to the Indemnitee to that effect. If the Indemnitee fails to consent to such firm offer within ten calendar days after its receipt of such notice, the Indemnitee may continue to contest or defend such Third Party Claim and, in such event, the maximum liability of the Indemnifying Party as to such Third Party Claim will not exceed the amount of such settlement offer, plus costs and expenses paid or incurred by the Indemnitee through the end of such ten calendar day period.

             (c) A failure to give timely notice or to include any specified information in any notice as provided in Sections 8.4(a) or 8.4(b) will not affect the rights or obligations of any party hereunder except and only to the extent that, as a result of such failure, any party which was entitled to receive such notice was deprived of its right to recover any payment under its applicable insurance coverage or was otherwise damaged as a result of such failure.

             (d) The Indemnifying Party will have a period of 30 calendar days within which to respond in writing to any claim by an Indemnitee on account of an Indemnifiable Loss which does not result from a Third Party Claim (a "Direct Claim"). If the Indemnifying Party does not so respond within such 30 calendar day period, the Indemnifying Party will be deemed to have rejected such claim, in which event the Indemnitee will be free to pursue such remedies as may be available to the Indemnitee on the terms and subject to the provisions of this
Article VIII.

             (e) If the amount of any Indemnifiable Loss, at any time subsequent to the making of an Indemnity Payment, is reduced by recovery, settlement or otherwise under or pursuant to any insurance coverage, or pursuant to any claim, recovery, settlement or payment by or against any other Person, the amount of such reduction, less any costs, expenses, premiums or Taxes incurred in connection therewith will promptly be repaid by the Indemnitee to the Indemnifying Party. Upon making any Indemnity Payment the Indemnifying Party will, to the extent of such Indemnity Payment, be subrogated to all rights of the Indemnitee against any third party that is not an affiliate of the Indemnitee in respect of the Indemnifiable Loss to which the Indemnity Payment related; provided, however, that (i) the Indemnifying Party shall then be in compliance with its obligations under this Agreement in respect of such Indemnifiable Loss and (ii) until the Indemnitee recovers full payment of its Indemnifiable Loss, any and all claims of the Indemnifying Party against any such third party on account of said Indemnity Payment will be subrogated and subordinated in right of payment to the Indemnitee's rights against such third party. Without limiting the generality or effect of any other provision hereof, each such Indemnitee and Indemnifying Party will duly execute upon









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



request all instruments reasonably necessary to evidence and perfect the above-described subrogation and subordination rights.

             (f) With respect to a Third Party Claim for which either or both Sellers is the Indemnifying Party, Buyer shall, and shall cause each of its affiliates and their respective directors, officers, partners, employees, agents or representatives to, make available to Sellers and their affiliates and their representatives all books and records of Buyer and its affiliates and their respective directors, officers, partners, employees, agents or representatives relating to such Third Party Claim and shall render to Sellers and their affiliates and their representatives such assistance and access to records and the representatives of Buyer and of its affiliates and their respective directors, officers, partners, employees, agents or representatives as may be reasonably requested, except that Buyer shall not be required to make available any books, records, documents or other information that Buyer reasonably determines to be confidential or subject to attorney-client privilege unless and until Sellers shall have entered into such agreements as Buyer reasonably deems to be necessary in light of all surrounding circumstances (including, without limitation, Sellers' need for information in connection with the investigation or defense of a Third Party Claim) to protect such confidentiality or privilege.

             (g) Notwithstanding anything herein to the contrary, Sellers shall control all Existing Litigation and shall make all necessary arrangements such that the costs and expenses of the Existing Litigation are borne directly by the Sellers. Buyer agrees that it shall, and shall cause the Target Companies to, cooperate with Sellers in good faith in the defense or prosecution of all Existing Litigation, including as provided in paragraph (f) above, and shall execute all documents and otherwise participate as reasonably requested by Sellers in all proceedings and settlements relating to Existing Litigation; provided that Sellers shall not enter into any settlement of any Existing Litigation (other than settlements for monetary payments only) without the prior consent of Buyer, not to be unreasonably withheld. Sellers agree to provide timely reports to Buyer with respect to any significant developments relating to the Existing Litigation.

         SECTION 8.5. Adjustment to Purchase Price. The parties hereto agree that, to the extent possible under applicable law, any Indemnity Payment hereunder shall be treated as an adjustment to the Purchase Price. The amount of an Indemnified Loss shall be reduced by (or the Indemnitee shall pay to the Indemnifying Party) any net Tax benefits actually realized, and actually used to reduce otherwise payable Taxes, by the Indemnitee or its affiliates which are attributable to the Indemnifiable Loss (including, without limitation, any net Tax benefits arising from the payment or accrual of the Indemnified Loss or any correlative offsetting Tax benefit realized in a taxable period or periods subsequent to the period in which a deficiency for Taxes arises).

         SECTION 8.6. Exclusive Remedy. The parties agree that, to the fullest extent permitted by law, the sole and exclusive remedy of the parties after the Closing with respect to any claim or cause of action asserted by any of them relating to or arising from breaches of the representations, warranties or covenants to be performed entirely on or









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prior to Closing of the other parties hereto contained in this Agreement or any document, list, schedule, exhibit, certificate or other instrument furnished or to be furnished by or on behalf of such other parties or any of their representatives in connection with the transactions contemplated by this Agreement shall be limited to the rights of the parties under, and shall be subject to the terms and conditions of, this Article VIII.

                                   ARTICLE IX

                           TERMINATION AND ABANDONMENT

         SECTION 9.1. Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the
Closing:

               (a) by mutual consent of PennCorp (on behalf of Sellers) and Buyer;

               (b) by PennCorp (on behalf of Sellers) or Buyer:

                   (i) if a Governmental Authority shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling the parties hereto shall use their best efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable;

                   (ii) if any Governmental Authority whose consent or approval is required to consummate the transactions contemplated hereby shall have informed Sellers or Buyer that such consent or approval will not be granted; or

                   (iii) if the Closing shall not have occurred on or before April 30, 1999; provided, however, that this Agreement shall automatically extend for up to two consecutive 30-day periods commencing on April 30, 1999 if any party has not secured the requisite approvals from any Governmental Authority; and provided further, that the right to terminate this Agreement shall not be available to any party whose breach of this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before April 30 (or the end of the second 30-day period, as applicable);

             (c) by Buyer if (i) a material default or breach shall be made by any Seller with respect to the due and timely performance of any of its covenants or agreements contained herein, or (subject to the proviso set forth below) in any of its representations or warranties contained in this Agreement, if such default or breach has not been cured or waived within 30 days after written notice to such Seller specifying, in reasonable detail, such claimed material default or breach and demanding its cure or satisfaction; provided, however, in no event shall Buyer be entitled to terminate this Agreement in the event of a breach by a Seller of a representation or warranty unless the failure of such representation or warranty to be true and complete would have a Material










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Adverse Effect; (ii) any condition set forth in Section 6.1 has become incapable of fulfillment and Buyer has not waived such condition; (iii) any Seller or Target Company applies for, consents to or acquiesces in the appointment of a trustee, receiver or other custodian for the relevant Seller or Target Company or a substantial part of the property of any Seller or Target Company, or makes a general assignment of all its assets, rights and properties for the benefit of creditors; or in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for any Seller or any Target Company or for a substantial part of the property of any Seller that is not discharged or dismissed within 30 days; or any bankruptcy, reorganization, debt arrangement or other proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is instituted by or against any Seller or any Target Company and, if instituted against any Seller or Target Company, is not dismissed within 30 days;

             (d) by PennCorp (on behalf of Sellers) if (i) a material default or breach shall be made by Buyer with respect to the due and timely performance of any of its covenants or agreements contained herein, or in any of its representations or warranties contained in the Agreement, if such default or breach has not been cured or waived within 30 days after written notice to Buyer specifying, in reasonable detail, such claimed material default or breach and demanding its cure or satisfaction; provided, however, in no event shall PennCorp be entitled to terminate this Agreement in the event of a breach by Buyer of a representation or warranty unless the failure of such representation or warranty to be true and complete would have a Buyer Material Adverse Effect;
(ii) any condition set forth in Section 6.2 has become incapable of fulfillment and PennCorp has not waived such condition; or (iii) Buyer applies for, consents to or acquiesces in the appointment of a trustee, receiver or other custodian or a substantial part of the property of Buyer, or makes a general assignment of all its assets, rights and properties for the benefit of creditors; or in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for Buyer or for a substantial part of the property of Buyer that is not discharged or dismissed within 30 days; or any bankruptcy, reorganization, debt arrangement or other proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is instituted by or against Buyer and, if instituted against Buyer, is not dismissed within 30 days;

             (e) by Buyer if Buyer shall not have entered into employment agreements (conditioned on the closing of the transactions contemplated hereby) with each of Messrs. Joel Kaplan, John McBride, John Jones and William Zale in form reasonably satisfactory to Buyer provided such employment agreements shall contain terms at least as favorable as those currently enjoyed by such individuals; provided, however, that Buyer shall not be entitled to exercise the right of termination set forth in this subparagraph (e) after the expiration of ten Business Days after the date of this Agreement;

             (f) by Buyer if the Fourth Quarter Earnings shall be greater than $3,120,000; provided, however, that Buyer shall not be entitled to exercise the right of termination set forth in this subparagraph (f) after the expiration of two Business Days








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after the date on which the final 1998 Annual Statement of United Life shall be delivered to Buyer pursuant to Section 5.7(b); or

             (g) by PennCorp if PennCorp shall not have received the unconditional approval of PennCorp's lenders with respect to this Agreement or the transactions contemplated hereby; provided, however, that Penncorp shall not be entitled to exercise the right of termination set forth in this subparagraph
(g) after the expiration of ten Business Days after the date of this Agreement.

         SECTION 9.2. Procedure and Effect of Termination. In the event of termination and abandonment of the transactions contemplated hereby pursuant to
Section 9.1, written notice thereof shall forthwith be given to the other parties to this Agreement and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action by any of the parties hereto. If this Agreement is terminated as provided herein:

             (a) upon request therefor, each party will redeliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the party furnishing the same; and

             (b) no party hereto shall have any liability or further obligation to any other party to this Agreement resulting from such termination except (i) that the provisions of this Section 9.2 and the second proviso of Section 9.1(b)(iii) shall remain in full force and effect and (ii) no party waives any claim or right against a breaching party to the extent that such termination results from the breach by a party hereto of any of its representations, warranties, covenants or agreements set forth in this Agreement.

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

         SECTION 10.1. Amendment and Modification. This Agreement may only be amended, modified or supplemented by a written instrument signed by all the parties hereto.

         SECTION 10.2. Waiver of Compliance; Consents. Any failure of Buyer to comply with any obligation, covenant, agreement or condition contained herein may be waived in writing by Sellers, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any other failure. Any failure of Sellers to comply with any obligation, covenant, agreement or condition contained herein may be waived in writing by Buyer, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any other failure.

         SECTION 10.3. Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any law or public policy, all other terms or provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

         SECTION 10.4. Expenses and Obligations. Each party shall be responsible for paying all costs and expenses incurred by it in connection with the consummation of the transactions contemplated by this Agreement.

         SECTION 10.5. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their permitted successors and assigns, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement; provided, however, that affiliates of Sellers shall have the right to assert and recover with respect to claims made in connection with Buyer's obligations under Sections 5.2 and 5.9 and Article VIII.

         SECTION 10.6. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given upon the earlier of delivery thereof if by hand or upon receipt if sent by mail (registered or certified, postage prepaid, return receipt requested) or on the second next Business Day after deposit if sent by a recognized overnight delivery service or upon transmission if sent by telecopy or facsimile transmission (with electronic acknowledgement of transmission confirmed) as follows:

         (a)      If to Buyer, to:

                     ING America Insurance Holdings, Inc.
                     5780 Powers Ferry Road N.W.
                     Atlanta, Georgia  30327-4390
                     Attention:  Michael W. Cunningham
                     Facsimile No.:  (770) 980-3303
            with a copy to:

                     ING America Insurance Holdings, Inc.
                     5780 Powers Ferry Road N.W.
                     Atlanta, Georgia  30327-4390
                     Attention:  B. Scott Burton, Esq.
                     Facsimile No.:  (770) 850-7660

            and

                     Sutherland, Asbill & Brennan LLP
                     1275 Pennsylvania Avenue N.W.
                     Washington, D.C.  20004
                     Attention:  David A. Massey, Esq.
                     Facsimile No.:  (202) 637-3593

            (b)   If to Sellers, to:

                     PennCorp Financial Group, Inc.
                     c/o Southwestern Financial Services Corporation 717 North Harwood Street
                     Dallas, Texas  75201-6538
                     Attention:  Scott D. Silverman
                     Facsimile No.:  (214) 954-7906

                  with a copy to:

                     Weil, Gotshal & Manges LLP
                     767 Fifth Avenue
                     New York, New York 10153
                     Attention:  Jeremy W. Dickens
                     Facsimile No.:  (212) 310-8007

         SECTION 10.7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts-of-laws rules thereof.

         SECTION 10.8. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

         SECTION 10.9. Headings. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not affect in any way the meaning or interpretation of this Agreement.

         SECTION 10.10. Entire Agreement. This Agreement, the Disclosure Schedule, the Annexes hereto and the Confidentiality Agreement dated November 11, 1998 embody










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the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein or therein. There are no agreements, representations, warranties or covenants other than those expressly set forth herein or therein. This Agreement, the Disclosure Schedule and the Annexes hereto supersede all prior agreements and understandings between the parties (other than the Confidentiality Agreement referenced above) with respect to such subject matter.

         SECTION 10.11. Assignment. This Agreement shall not be assigned by operation of law or otherwise; provided, however, that PennCorp may assign this Agreement to any Person that acquires all or substantially all of the assets or voting stock of PennCorp and Buyer may, after Closing, assign the Agreement to an affiliate of Buyer; provided, however, that such assignment shall not relieve Buyer of its obligations hereunder.

         SECTION 10.12. Specific Performance. Subject to Section 8.6, the parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with its terms and that the parties shall be entitled to specific performance of the terms hereof in addition to any other remedy available at law or in equity.

            [The remainder of this page is intentionally left blank.]

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed on its behalf by its duly authorized officers, all as of the day and year first above written.

                               ING AMERICA INSURANCE HOLDINGS, INC.


                               By: /s/ MICHAEL W. CUNNINGHAM
                                  ------------------------------------------
                               Name:   Michael W. Cunningham
                                    ----------------------------------------
                               Title:  Executive V.P and Chief Financial Officer
                                     -------------------------------------------


                               PENNCORP FINANCIAL GROUP, INC.


                               By: /s/ SCOTT D. SILVERMAN
                                     -------------------------------------------
                               Scott D. Silverman
                               Executive Vice President, General Counsel
                               and Secretary



                               PACIFIC LIFE AND ACCIDENT INSURANCE COMPANY


                               By: /s/ SCOTT D. SILVERMAN
                                     -------------------------------------------
                               Scott D. Silverman
                               Vice President and Assistant Secretary



                               MARKETING ONE FINANCIAL CORPORATION


                               By: /s/ SCOTT D. SILVERMAN
                                     -------------------------------------------
                               Scott D. Silverman
                               Assistant Secretary



                               MARKETING ONE, INC.


                               By: /s/ SCOTT D. SILVERMAN
                                     -------------------------------------------
                               Scott D. Silverman
                               Assistant Secretary